Exhibit 10.1

UNIT PURCHASE AGREEMENT

by and among

ALLIANCE LAUNDRY HOLDINGS LLC,

ITS SECURITYHOLDERS,

and

ALH HOLDING INC.

Dated as of December 7, 2004

-i-

5.07	Investment Representation	20
5.08	Financing	20

ARTICLE 6 PRE-CLOSING COVENANTS		21
6.01	Conduct of the Business	21
6.02	Access to Books and Records	21
6.03	Regulatory Filings	22
6.04	Conditions	22
6.05	Exclusive Dealing	23
6.06	Notification	23
6.07	Effectiveness of Agreement	23
6.08	Confidentiality; Non-Solicitation	24

ARTICLE 7 COVENANTS OF BUYER		24
7.01	Access to Books and Records	24
7.02	Notification	25
7.03	Director and Officer Liability and Indemnification	25
7.04	Regulatory Filings	25
7.05	Conditions	26
7.06	Contact with Customers and Suppliers	27

ARTICLE 8 TERMINATION		27
8.01	Termination	27
8.02	Effect of Termination	28

ARTICLE 9 SELLER REPRESENTATIVE		28
9.01	Designation	28
9.02	Authority	28
9.03	Exculpation	29

ARTICLE 10 ADDITIONAL COVENANTS AND AGREEMENTS		29
10.01	Survival	29
10.02	Indemnification by Sellers	30
10.03	Indemnification by Buyer	30
10.04	Escrow Proceeds	30
10.05	Expiration of Claims	31
10.06	Determination of Losses	31
10.07	Procedures Relating to Indemnification	33
10.08	Disclosure Generally	34
10.09	Acknowledgment by Buyer	34
10.10	Cooperation on Tax Matters	35
10.11	Further Assurances	36
10.12	Injunctive Relief	36

ARTICLE 11 DEFINITIONS		37
11.01	Definitions	37
11.02	Cross-Reference of Other Definitions	42
11.03	Other Definitional Provisions	43

-ii-

ARTICLE 12 MISCELLANEOUS		44
12.01	Press Releases and Communications	44
12.02	Expenses	44
12.03	Knowledge Defined	45
12.04	Notices	45
12.05	Assignment	47
12.06	Severability	47
12.07	No Strict Construction	47
12.08	Amendment and Waiver	47
12.09	Complete Agreement	47
12.10	Counterparts	47
12.11	Governing Law	48
12.12	Termination of Certain Contracts	48
12.13	No Third Party Beneficiaries	48

-iii-

Exhibits and Schedules
Exhibit A - Escrow Agreement

Capitalization Schedule
Consideration Allocation and Mechanics Schedule
Required Consents Schedule
Subsidiary Schedule
Authorization Schedule
Undisclosed Liabilities Schedule
Developments Schedule
Real Property Schedule
Contracts Schedule
Intellectual Property Schedule
Litigation Schedule
Employee Benefits Schedule
Insurance Schedule
Compliance Schedule
Environmental Compliance Schedule
Affiliated Transactions Schedule
Powers of Attorney Schedule
Customers and Suppliers Schedule
Conduct of Business Schedule
Permitted Liens Schedule

-iv-

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of December 7, 2004, by and among ALH Holding Inc., a Delaware corporation (“Buyer”), Alliance Laundry Holdings LLC, a Delaware limited liability company (the “Company”), and the Persons listed on the signature pages attached hereto identified as Sellers (the “Sellers”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 11 below.

WHEREAS, pursuant to the terms and conditions of this Agreement, Buyer will purchase from the Sellers, and the Sellers will sell to Buyer, all of the Common Units and PEF Options issued, outstanding, and owned by them on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE TRANSACTIONS

1.01 Purchase and Sale Transactions.

At the Closing, on the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the terms and conditions set forth herein, each Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from such Seller, all of the issued and outstanding Common Units and PEF Options owned by such Seller against payment in cash to such Seller of its portion of the Estimated Aggregate Closing Consideration (as defined below); provided that, with respect to the Rollover Sellers, the cash proceeds to be paid to them shall be reduced by their respective Rollover Amounts and the Rollover Sellers shall instead receive in respect of such reduced amounts their respective Rollover Shares (as set forth on the attached Consideration Allocation and Mechanics Schedule). Payment for the Common Units and PEF Options shall be made by wire transfer on the Closing Date of immediately available funds to an account specified by the Seller Representative (for further distribution to the Sellers in accordance with the attached Consideration Allocation and Mechanics Schedule) to Buyer at least two business days prior to the Closing. The allocation of the Estimated Aggregate Closing Consideration (including the Rollover Shares) amongst the Sellers, and the manner in which the Common Units and PEF Options shall be sold to Buyer and the Estimated Aggregate Closing Consideration shall be distributed by the Seller Representative to the Sellers at the Closing, are set forth on the attached Consideration Allocation and Mechanics Schedule.

1.02 Calculation of Closing and Final Consideration.

(a) For purposes of this Agreement, the “Aggregate Closing Consideration” means an amount equal to: (i) $450,000,000, plus (ii) the total amount of Cash on Hand as of the Closing, minus (iii) the outstanding amount of the Indebtedness as of the Closing before taking into account any repayment under Section 1.03(b), plus (iv) the amount, if any, by which the Net Working Capital exceeds the Net Working Capital Target, minus (v) the amount, if any, by which Net Working Capital is less than the Net Working Capital Target, plus (vi) the Management Notes Amount, and minus (vii) the Escrow Amount.

(b) At least three business days prior to the Closing Date, the Seller Representative shall deliver to Buyer its good faith estimate of the Aggregate Closing Consideration (the “Estimated Aggregate Closing Consideration”), which shall include its good faith estimate of Net Working Capital (“Estimated Net Working Capital”). Buyer shall review the Estimated Net Working Capital and shall provide the Seller Representative with objections thereto, if any, at least one business day prior to the Closing Date. If Buyer provides the Seller Representative with any objections to the Estimated Net Working Capital, Buyer and the Seller Representative shall negotiate in good faith to resolve such objections. Any such resolution shall be included in the computation of Estimated Aggregate Closing Consideration. In the event Buyer and the Seller Representative are unable in good faith to resolve such objections prior to the Closing Date, the Estimated Net Working Capital shall be the Net Working Capital as of December 31, 2004 as set forth in the books and records of the Company and its Subsidiaries, and the amount which is determined by such month-end information shall be included in the computation of Estimated Aggregate Closing Consideration.

(c) As promptly as possible, but in any event within 45 days after the Closing Date, Buyer will deliver to the Seller Representative (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the Closing (which shall have been prepared with the assistance of Buyer’s or the Company’s accountants), and (ii) its calculation of the Aggregate Closing Consideration based on such balance sheet (together, the “Closing Statement”). The Closing Statement shall be prepared consistent with the definitions of the terms Cash on Hand, Indebtedness, Net Working Capital, Management Notes Amounts, and Escrow Amount and the accounting principles and practices referred to therein. The Closing Statement shall entirely disregard (i) any and all affects on the assets or liabilities of the Company and its Subsidiaries of any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated hereby, and (ii) any of the plans, transactions, or changes which Buyer intends to initiate or make or cause to be initiated or made after the Closing with respect to the Company and its Subsidiaries or their business or assets, or any facts or circumstances that are unique or particular to Buyer or any of its assets or liabilities.

(d) Buyer, the Company, and its Subsidiaries shall grant the Seller Representative and its authorized representatives reasonable access to such papers and documents as it or its representatives may reasonably request in connection with their review of the Closing Statement. If the Seller Representative has any objections to the Closing Statement, the Seller Representative shall deliver to Buyer a statement setting forth its objections thereto (an “Objections Statement”), which shall identify in reasonable detail those items and the amount thereof on the Closing Statement delivered by Buyer to the Seller Representative which the Seller Representative objects to (the “Disputed Items”). If an Objections Statement is not delivered to Buyer within 30 days after delivery of the Closing Statement, the Closing Statement as prepared by Buyer shall be final, binding and non-appealable by the parties hereto; provided that, in the event Buyer, the Company, or any of its Subsidiaries does not provide any papers or documents reasonably requested by the Seller Representative or any of its authorized representatives within 5 days of request therefor (or such shorter period as may remain in such 30-day period), such 30-day period shall be extended by one day for each additional day required for Buyer, the Company, or one of its Subsidiaries to fully respond to such request. The Seller Representative and Buyer shall negotiate in good faith to resolve the Disputed Items, but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement to Buyer, the Seller Representative and Buyer shall submit any unresolved Disputed Items to the Chicago office of Deloitte & Touche (the “Independent Auditor”). In the event the parties submit any unresolved Disputed Items to the Independent Auditor, each party shall submit a Closing Statement, which in the case of each party may be a Closing Statement which, with respect to the unresolved Disputed Items (but not, for the avoidance of doubt, with respect to any other items), is different than the Closing Statement initially submitted to the Seller Representative, or the Objections Statement, as applicable, together with such supporting documentation as it deems appropriate, to the Independent Auditor within 30 days of the date on which such unresolved Disputed Items were submitted to the Independent Auditor for resolution. The Seller Representative and Buyer shall use their respective commercially reasonable efforts to cause the Independent Auditor to resolve such dispute as soon as practicable, but in any event within 30 days of the date on which the Independent Auditor receives the Closing Statements prepared by the Seller Representative and Buyer. The Independent Auditor shall resolve such dispute by choosing, in its entirety, the Closing Statement proposed by either the Seller Representative or Buyer, and shall make no other resolution of such dispute (including by combining elements of the Closing Statements submitted by both parties, or altering items which are not Disputed Items). The Seller Representative and Buyer shall use their respective commercially reasonable efforts to cause the Independent Auditor to notify them in writing of its resolution of such dispute as soon as practicable. The Closing Statement selected by the Independent Auditor shall be final, binding and non-appealable by the parties hereto. Each party shall bear its own costs and expenses in connection with the resolution of such dispute by the Independent Auditor. The costs and expenses of the Independent Auditor shall be paid by the party whose Closing Statement is not chosen by the Independent Auditor in its resolution of the dispute.

(e) Adjustment Payments.

(i) If the Aggregate Closing Consideration as finally determined pursuant to Section 1.02(d) is greater than the Estimated Aggregate Closing Consideration, then (A) Buyer shall pay to the Seller Representative (for further distribution to the Sellers in accordance with the provisions of the Consideration Allocation and Mechanics Schedule) the aggregate amount of such excess, together with interest thereon compounded annually and computed at a per annum interest rate equal to the Prime Rate from the Closing Date to the date of such payment, and (B) the Escrow

Agent shall pay to the Seller Representative (for further distribution to the Sellers in accordance with the provisions of the Consideration Allocation and Mechanics Schedule) from the Escrow an aggregate amount of $1,000,000.

(ii) If the Aggregate Closing Consideration as finally determined pursuant to Section 1.02(d) is less than the Estimated Aggregate Closing Consideration, the Escrow Agent shall pay to Buyer from the Escrow the amount of such difference, together with interest thereon compounded annually and computed at a per annum interest rate equal to the Prime Rate from the Closing Date to the date of such payment. If the amount of such shortfall (together with the interest thereon) to be paid to Buyer from the Escrow is less than $1,000,000, then the Escrow Agent shall pay to the Seller Representative (for further distribution to the Sellers in accordance with the provisions of the Consideration Allocation and Mechanics Schedule) from the Escrow an amount equal to (i) $1,000,000, minus (ii) the amount paid to Buyer from the Escrow.

(iii) No Seller shall have any obligation to make any payment in connection with this Section 1.02.

(f) Any payments required by Section 1.02(e) shall be made by wire transfer of immediately available funds (or by check if to be made by an individual) to an account or accounts specified by the Seller Representative or Buyer, as applicable, within five business days of the date on which the Closing Statement is finalized pursuant to Section 1.02(d). All payments required by Section 1.02(e) shall be deemed to be adjustments for Tax purposes to the aggregate purchase price paid by Buyer for the Common Units and PEF Options purchased by it pursuant to this Agreement (in the manner set forth on the Consideration Allocation and Mechanics Schedule).

(g) Each Seller agrees and acknowledges that he, she, or it will receive the consideration with respect to such Seller’s Common Units and PEF Options set forth in this Article 1 (and in the manner set forth on the Consideration Allocation and Mechanics Schedule), and he, she, or it shall not be entitled to any different amount which may be set forth in the LLC Agreement or any agreement, arrangement, or understanding among any of the Sellers or with the Company and/or any of its Subsidiaries. Each Seller agrees and acknowledges that, after giving effect to the transactions contemplated by this Article 1, such Seller is not, from and after the Closing, entitled to receive any distributions from the Company. Furthermore, each Seller agrees and acknowledges that such Seller shall no longer hold any interest in the Company and, without limiting the generality of the foregoing, shall no longer be a member or unitholder thereof effective as of the Closing and thus, subject to the provisions of Section 7.03, no consent of any Seller shall be required for any amendment, waiver, or modification of the LLC Agreement after the Closing.

1.03 Closing Transactions.

(a) Prior to the Closing, the Company shall prepare (with the reasonable assistance of Buyer) all documents necessary for, and the Company and Buyer shall use their respective commercially reasonable efforts to take all actions necessary or appropriate to allow the Company and its Subsidiaries to commence, a self tender offer (the “Note Tender Offer”) and consent solicitation (the “Consent Solicitation”) to repurchase any and all of the outstanding Existing Senior Notes. The Note Tender Offer shall be effected in compliance with applicable laws, rules, and regulations. Notwithstanding the foregoing, the Company may, after consultation with the Buyer and the Buyer’s financing sources, elect not to conduct, or to abandon, the Note Tender Offer and Consent Solicitation at any time prior to the Closing. In the event the Company, in its sole discretion, so elects, it shall take commercially reasonable efforts to cause the defeasement (or other similar arrangement) of the Existing Senior Notes at the Closing consistent with the standards set forth in Section 2.01(e)(B).

(b) At the Closing, Buyer shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Indebtedness of the Company and its Subsidiaries (including by causing the redemption of all outstanding Preferred Units in accordance with the provisions of the LLC Agreement), other than the Existing Senior Notes and, at Buyer’s election, items (iv) and (v) of clause (a) of the definition of the term Indebtedness, by wire transfer of immediately available funds as directed by the holders of such Indebtedness at or prior to the Closing, and the Company shall deliver to Buyer all appropriate payoff letters and shall make arrangements reasonably satisfactory to Buyer for such holders to deliver Lien releases, canceled notes, and other relevant documentation at the Closing.

(c) At the Closing, Buyer shall exercise each of the PEF Options acquired by it pursuant to Section 1.01 and shall pay the applicable exercise price of such PEF Options to the Sellers party to the PEF Options, pursuant to the attached Consideration Allocation and Mechanics Schedule. For the avoidance of doubt, such exercise price is included within the Aggregate Closing Consideration and is not additional consideration.

(d) At the Closing, Buyer shall deposit the Escrow Amount with the Escrow Agent, and shall deliver to each of the Rollover Sellers their respective Rollover Shares.

(e) At the Closing, each Seller that is party to any note referred to in the defined term Management Notes Amount shall repay all amounts due and owing to the Company as of the Closing pursuant to such Seller’s note.

1.04 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP located at 153 E. 53rd St., New York, New York on January 27, 2005, or if any of the conditions to the Closing set forth in Article 2 below (other than those to be satisfied at the Closing) have not been satisfied or waived by the party entitled to the benefit thereof prior to such date, then on or prior to the third business day following satisfaction or waiver of all of the closing conditions set forth in Article 2 hereof (other than those to be satisfied at the Closing), or on such other date as is mutually agreeable to Buyer and the Company. The date of the Closing is herein referred to as the “Closing Date.” The Closing shall be deemed to occur at the close of business on the Closing Date.

ARTICLE 2

CONDITIONS TO CLOSING

2.01 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

(a) The representations and warranties set forth in Articles 3 and 4 hereof shall be true and correct (without regard to any materiality or Material Adverse Effect qualifiers set forth therein) at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except where the failure of such representations and warranties to be true and correct would not in the aggregate have a Material Adverse Effect;

(b) The Company and the Sellers shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

(c) No action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order does or would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

(e) At the Company’s option, (A) all of the conditions to consummation of the Consent Solicitation shall have been satisfied or waived and the indenture modifications comprising part of the Consent Solicitation shall have been effected, and the Note Tender Offer shall be capable of being consummated upon the availability of the proceeds from the debt financing described in subsection (f) below (subject only to acceptance of and payment for the tendered Existing Senior Notes), or, after prior consultation with the Buyer, (B) defeasement or other arrangements shall have been made with respect to the Existing Senior Notes, the terms and conditions of which are reasonably acceptable to Buyer, the lead agent for Buyer’s proposed senior credit facility and the lead underwriter for Buyer’s proposed high yield financing.

(f) The conditions set forth in the Debt Commitment Letters (as in effect on the date hereof) to the funding of the Credit Facilities and the Interim Loans (as such terms are defined in the Debt Commitment Letters) shall have been satisfied or waived, and the proceeds of such credit facilities shall have been received by, or shall be fully available to, Buyer, other than (i) the failure of a condition or the unavailability of funding solely due to or resulting from a lack of equity financing and/or (ii) the failure solely of the condition, or the unavailability of funding due solely to the failure of the condition, requiring the contemporaneous closing of the transactions contemplated by this Agreement; provided, that, notwithstanding any provision in this Agreement to the contrary, Buyer shall not be required to close using the Interim Loans before February 7, 2005.

(g) The Company shall have delivered to Buyer each of the following:

(i) a certificate of the Company, dated the Closing Date, stating that the preconditions specified in subsections (a) and (b) above as they relate to the Company have been satisfied;

(ii) resignation letters from the members of the Board of Managers of the Company and its Subsidiaries who are not employees of the Company and its Subsidiaries (other than the independent managers or trustees of Alliance Laundry Equipment Receivables LLC, Alliance Laundry Equipment Receivables Trust 2000-A, Alliance Laundry Equipment Receivables 2002 LLC, and Alliance Laundry Equipment Receivables Trust 2002-A);

(iii) termination agreements, effective as of the Closing Date, for the agreements indicated on the attached Affiliated Transactions Schedule as to be terminated on the Closing Date;

(iv) amendments (in form and substance reasonably satisfactory to Buyer) to the material contracts listed on the attached Required Consents Schedule, as further described thereon;

(v) an amendment, in form and substance satisfactory to Buyer, of the Company’s mergers and acquisition engagement letter with Lehman Brothers, Inc., providing for acknowledgment that fees and expenses due thereunder are being satisfied at Closing and terminating all of the Company’s obligations thereunder (other than indemnity obligations).

(vi) certified copies of the resolutions duly adopted by the Company’s board of managers authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

(vii) (A) a certified copy of the certificate of incorporation, articles of incorporation or certificate of formation of each of the Company and its Subsidiaries and (B) a certificate of good standing or equivalent certificate from the jurisdiction in which each of the Company and its Subsidiaries is incorporated or formed, in each case, dated within 30 days of the Closing Date; and

(viii) a statement, as contemplated and meeting the requirements of Sections 1.1445-11T(d)(2) of the Treasury Regulations that fifty percent or more of the value of the gross assets of the company does not consist of U.S. real property interests or that ninety percent or more of the value of the gross assets of the Company does not consist of U.S. real property interests plus cash and cash equivalents.

2.02 Conditions to the Sellers’ and the Company’s Obligations. The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a) The representations and warranties set forth in Article 5 hereof shall be true and correct (without regard to any materiality or Material Adverse Effect qualifiers set forth therein) at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except where the failure of such representations and warranties to be true and correct would not in the aggregate have a Material Adverse Effect;

(b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c) No action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order does or would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

(e) All of the conditions to consummation of the Consent Solicitation shall have been satisfied or waived and the indenture modifications comprising part of the Consent Solicitation shall have been effected, and the Note Tender Offer shall be capable of being consummated upon the availability of the proceeds from the debt financing described in Section 2.01(f) (subject only to acceptance of and payment for the tendered Existing Senior Notes), or defeasement or other arrangements shall have been made with respect to the Existing Senior Notes, the terms and conditions of which are reasonably acceptable to the lead agent for Buyer’s proposed senior credit facility and the lead underwriter for Buyer’s proposed high yield financing.

(f) Buyer shall have delivered to the Company each of the following:

(i) a certificate in the form, dated the Closing Date, stating that the preconditions specified in subsections (a) and (b) hereof have been satisfied;

(ii) certified copies of the resolutions duly adopted by the Buyer’s board of directors (or equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby; and

(iii) (A) a certified copy of the certificate of incorporation or equivalent organizational document of Buyer and (B) a certificate of good standing or equivalent certificate from the jurisdiction in which Buyer is incorporated or formed, in each case, dated within 30 days of the Closing Date; and

(g) Buyer shall have made the payments set forth in Sections 1.02 and 1.03 to be made by it on the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, solely for itself, himself, or herself (on a several, and not joint, basis), represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

3.01 Authority. Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform its, his, or her obligations hereunder.

3.02 Execution and Delivery; Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Seller, and assuming that this Agreement is the valid and binding agreement of Buyer and the Company, this Agreement constitutes the valid and binding obligation of such Seller, enforceable in accordance with its terms. The PEF Options are enforceable in accordance with their terms. The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby (including those set forth on the Consideration Allocation and Mechanics Schedule) do not, with or without notice, lapse of time, or both, conflict with or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any material lien, security interest, charge or encumbrance upon any material assets of such Seller, or require any material authorization, consent, approval, exemption or other material action by or notice to any court, other governmental body or third party, under the provisions of any indenture, mortgage, lease, loan agreement or other material agreement or instrument to which such Seller is bound, or any law, statute, rule or regulation or order, judgment or decree to which such Seller is subject.

3.03 Ownership of Units and PEF Options; Validity of PEF Options. As of the date hereof, and after giving effect to the transaction contemplated by Part I of the Consideration Allocation and Mechanics Schedule, at Closing, such Seller is the record and beneficial owner of the Common Units and PEF Options as set forth opposite its, his, or her name on the attached Capitalization Schedule. At or prior to Closing, Bain/RCL, L.L.C. and the other Sellers who are its members shall have consummated the transactions contemplated by Part I of the Consideration Allocation and Mechanics Schedule. Sellers include all of the members and other securityholders of Bain/RCL, L.L.C. On the Closing Date, each Seller shall transfer to Buyer good title to the Common Units (including the Common Units delivered pursuant to exercise of the PEF Options) and the PEF Options held by such Seller (in accordance with the Consideration Allocation and Mechanics Schedule), free and clear of all Liens, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions. Each PEF Option to which a Seller is a party is a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, and permits the transactions contemplated by Section 1.03(c) hereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer, as of the date hereof and as of the Closing Date, that:

4.01 Organization and Corporate Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not have a Material Adverse Effect. The Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect. A true and complete copy of the LLC Agreement shall have been provided to the Buyer.

4.02 Subsidiaries. Except as set forth on the attached Subsidiary Schedule, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person. Each of the Company’s Subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate or limited liability company power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect. Except as set forth on the attached Subsidiary Schedule, all of the capital stock, units or other equity interests of each of the Subsidiaries is owned by the Company.

4.03 Authorization; No Breach; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action (including limited liability company action) on the part of the Company, and no other proceedings (including limited liability company proceedings) on the Company’s or any of its Subsidiaries’ part are necessary to authorize the execution, delivery or performance of this Agreement or the transactions contemplated hereby. Except as set forth on the attached Authorization Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not, with or without notice, lapse of time, or both, conflict with or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any material Lien upon any material assets of the Company or any of its Subsidiaries, or require any material authorization, consent, approval, exemption or other material action by or notice to any court or other governmental body, under the provisions of the LLC Agreement or any of its Subsidiaries’ charter or bylaws (or equivalent organizational documents) or any material indenture, mortgage, lease, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject. This Agreement has been duly executed and delivered by the Company, and assuming that this Agreement is a valid and binding obligation of Buyer and the Sellers, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

4.04 Company Units. The Capitalization Schedule sets forth (i) the issued and outstanding Company Units as of the date hereof and (ii) the issued and outstanding Company Units and PEF Options, after giving effect to the transaction contemplated by Part I of the Consideration Allocation and Mechanics Schedule, as of the Closing Date. Except as set forth on the Capitalization Schedule, the Company does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the attached Capitalization Schedule, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any units or other equity securities of the Company or any of its Subsidiaries of any kind. Except as set forth on the Capitalization Schedule, there are no agreements or other obligations (contingent or otherwise) which require the Company or any of its Subsidiaries to repurchase or otherwise acquire any units of the Company or other equity securities.

4.05 SEC Reports; Financial Statements

(a) The Company and its Subsidiaries have filed all documents required to be filed by them pursuant to the terms of the Exchange Act with the Securities and Exchange Commission (the “SEC”) since January 1, 2004 (collectively, the “SEC Reports”). As of their respective dates, the SEC Reports (i) complied in all material respects with the applicable requirements of the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this Section 4.05(a), the Company and its Subsidiaries will be deemed to be subject to the periodic reporting requirements of the Exchange Act.

(b) The unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2004 and the related unaudited statements of income and cash flows for the nine month period then ended (such balance sheet referred to herein as the “Latest Balance Sheet”), and the audited balance sheet and audited statements of income and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2003 (the “Audited Balance Sheet”), which in each case are included in the SEC Reports, are, together with the notes thereto, referred to herein as the “Financial Statements.” The Financial Statements have been based upon the information concerning the Company and its Subsidiaries contained in the Company’s and its Subsidiaries’ books and records and present fairly in all material respects the financial condition, cash flows, and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to therein in accordance with GAAP (subject, in the case of the unaudited financial statements, to absence of footnotes and to normal year-end adjustments).

(c) The Company and its Subsidiaries have no liabilities or obligations, whether known, unknown, accrued, contingent or otherwise, except (i) as set forth in the attached Undisclosed Liabilities Schedule, (ii) as and to the extent reflected on, disclosed in, or reserved against in the Latest Balance Sheet or the Audited Balance Sheet, or disclosed in the notes thereto, (iii) for liabilities or obligations that were incurred after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice that have not had and would not have a Material Adverse Effect, and (iv) for liabilities or obligations which are of the general type relating to the subject matter of the representations and warranties of the Company contained in Sections 4.08(b), 4.09(c), 4.10 (b) and 4.15(e).

4.06 Absence of Certain Developments. Since the date of the Latest Balance Sheet, there has not been any Material Adverse Effect. Except as set forth on the attached Developments Schedule and except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, neither the Company nor any of its Subsidiaries has:

(a) borrowed any amount (other than borrowings from banks or similar financial institutions under credit lines in the ordinary course of business);

(b) mortgaged, pledged or subjected to any Lien any of its material assets, except Permitted Liens;

(c) sold, assigned or transferred any of its tangible material assets, except in the ordinary course of business;

(d) sold, assigned, transferred, or exclusively licensed any material patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business;

(e) suffered any material extraordinary losses or any material damage or waived any rights of material value;

(f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

(g) declared any dividend or distribution in respect of Company Units or any redemption, purchase or other acquisition of any Company Units;

(h) made any commitments to make capital expenditures which shall be in effect as of the Closing in excess of $2,000,000 in the aggregate;

(i) made any material changes in its employee benefit plans or made any material changes in wages, salary, or other compensation with respect to its officers, directors, or employees, in each case other than changes made in the ordinary course of business or pursuant to existing agreements or arrangements;

(j) paid, loaned or advanced (other than the payment of salary and benefits in the ordinary course of business or payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other agreements or transactions with, any of their Affiliates, or made any loan to, or entered into any other agreement or transaction with, any of its directors or officers outside the ordinary course of business;

(k) entered into any other material agreement or transaction, except in the ordinary course of business;

(l) made any material change in any method of accounting or accounting principles or practice, except for changes required by generally accepted accounting principles, or revalued any material assets, or made any material change in its lending practices, in each case relative to general historical practice;

(m) made material payments or paid material discounts to customers (including distributors) or suppliers, other than in the ordinary course of business consistent with past practice;

(n) commenced or settled any litigation involving an amount in excess of $1,000,000 for any one case; or

(o) committed to do any of the foregoing.

4.07 Title to Properties.

(a) The Company or one of its Subsidiaries owns good and marketable title to all of the personal property shown on the Latest Balance Sheet, free and clear of all Liens, except for Permitted Liens.

(b) The real property described on the attached Real Property Schedule constitutes all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”). The Company or one of its Subsidiaries owns good and marketable title to the Owned Real Property, free and clear of all Liens, except for Permitted Liens. The real property demised by the leases (the “Leased Real Property”) described on the attached Real Property Schedule constitutes all of the real property leased by the Company and its Subsidiaries. Except to the extent set forth on the attached Real Property Schedule, the Leased Real Property leases are in full force and effect, and the Company or a Subsidiary holds a valid and existing leasehold interest under each of the leases. The Company has delivered or made available to Buyer complete and accurate copies of each of the leases described on the Real Property Schedule, and none of the leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to Buyer. Except to the extent set forth on the attached Real Property Schedule, neither the Company nor any of its Subsidiaries is in default or other breach in any material respect under any of such leases.

4.08 Tax Matters

(a) The Company and its Subsidiaries have filed all federal and all material foreign, state, county and local Tax Returns which are required to be filed by them.

(b) To the Company’s knowledge, (i) all such Tax Returns are true and correct in all material respects, (ii) all Taxes required to have been paid by the Company and its Subsidiaries, whether or not shown on a Tax Return, have been paid, (iii) the provision for Taxes on the Audited Balance Sheet is sufficient for all accrued and unpaid Taxes as of the date thereof and (iv) all material Taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid or properly accrued. There is no dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries claimed or raised by any taxing authority in writing. To the Company’s knowledge, no dispute or claim concerning any material Tax liability has been threatened against the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries have not, within the previous 6 years, received any written notice from any jurisdiction where the Company or one of its Subsidiaries was not then paying Taxes regarding a claim for payment of any Tax to that jurisdiction and where the Company or one of its Subsidiaries has not subsequently filed Tax Returns or paid Taxes. There are no Tax Liens (other than Permitted Liens) on any assets of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or similar agreement. Except for Alliance Laundry Corporation, for federal and, other than those states that do not permit any limited liability company to be treated for Tax purposes as a partnership or disregarded entity, state Tax purposes, each of the Company and its Subsidiaries is and has been (for every year for which the applicable statute of limitations remains open) classified as a partnership or a disregarded entity and not treated as a corporation.

4.09 Contracts and Commitments.

(a) Except as set forth on the attached Contracts Schedule, neither the Company nor any of its Subsidiaries is party to any: (i) agreement relating to any material business acquisition by the Company or such Subsidiary within the last two years, (ii) collective bargaining agreement or contract with any labor union, (iii) written bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.12 hereof or the schedules relating thereto, (iv) stock purchase, stock option or similar plan, (v) material contract for the employment of any officer, individual employee or other individual on a full-time or consulting basis, (vi) agreement or indenture relating to the borrowing of money (including agreements related to off-balance-sheet financings) or to mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any of the Company’s or any Subsidiary’s assets, (vii) guaranty of any obligation for borrowed money or other material guaranty, (viii) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $500,000, (ix) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $500,000, (x) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a selling price in excess of $2,000,000 (other than purchase orders entered into in the ordinary course of business), (xi) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $2,000,000 (other than purchase orders entered into in the ordinary course of business), (xii) contract which prohibits the Company or any of its Subsidiaries from freely engaging in business anywhere in the world (other than confidentiality agreements entered into in the ordinary course of business), or (xiii) any agreement relating to any interest rate, currency, or commodity derivatives or hedging transaction.

(b) Buyer either has been supplied with, or has been given access to, a true and correct copy of all written contracts which are referred to on the Contracts Schedule, together with all material amendments, waivers or other changes thereto.

(c) To the Company’s knowledge, (i) neither the Company nor any Subsidiary is in default or other breach in any material respect under any contract listed on the Contracts Schedule, and (ii) the other party to each of the contracts listed on the Contracts Schedule is not in default or other material breach thereunder, and each such contract is in full force and effect.

4.10 Intellectual Property.

(a) The attached Intellectual Property Schedule sets forth: (i) all of the patents, internet domain names, registered trademarks, registered service marks, registered copyrights, applications for any of the foregoing and material unregistered trademarks, service marks, trade names, and corporate names owned by the Company or any of its Subsidiaries and used in the conduct of the Company’s and its Subsidiaries’ respective businesses, and (ii) all written licenses or other agreements by which the Company or any of its Subsidiaries grants to, permits, or restricts any third party with respect to the use of any material intellectual property rights and all written licenses or other agreements by which any third party grants to, permits, or restricts the Company or any of its Subsidiaries with respect to the use of any material intellectual property rights (collectively “Intellectual Property Licenses”) (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $250,000 in the aggregate). The Company and its Subsidiaries are the exclusive owners of the Owned Intellectual Property set forth in Section (a)(i) of the Intellectual Property Schedule and the Trade Secrets owned by the Company or any of its Subsidiaries, free and clear of any Liens, other than Permitted Liens, and the Owned Intellectual Property, together with the Intellectual Property used pursuant to the Intellectual Property Licenses, constitutes all of the Intellectual Property used or held for use in and material to the business.

(b) The Intellectual Property Licenses shall be covered by the representations of Section 4.09(c) as if set forth on the Contracts Schedule. To the Company’s knowledge and except as set forth on the attached Intellectual Property Schedule, (i) the conduct of the business of the Company and its Subsidiaries has not, within the previous 2 years, infringed or misappropriated in any material respect the rights of any Person in respect of any Intellectual Property and none of the Company or any Subsidiary has, within the previous 2 years, received any written notice of any such material infringement or misappropriation, and (ii) none of the Intellectual Property used in the business is currently being infringed or misappropriated in any material respect and none of the Company or any Subsidiary has, within the previous 2 years, sent any written notice of any such material infringement or misappropriation.

4.11 Litigation. Except as set forth on the attached Litigation Schedule, there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, settlement or similar agreement or decree of or with any court or governmental body.

4.12 Employee Benefit Plans.

(a) Except as listed on the attached Employee Benefits Schedule, with respect to employees of the Company or any of its Subsidiaries, neither the Company nor any such Subsidiary maintains or contributes to any “pension plans” (as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (the “Pension Plans”) or “welfare plans” (as defined under Section 3(1) of ERISA) (the “Welfare Plans”). The Pension Plans and the Welfare Plans are collectively referred to as the “Plans.” Each of the Pension Plans that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination letter from the Internal Revenue Service. The Plans comply in form and in operation in all material respects with the requirements of the Code and ERISA.

(b) With respect to the Plans, all required contributions of the Company or any of its Subsidiaries that are due have been timely made. No Pension Plan has any “accumulated funding deficiency” (as defined in Section 412 of the Code). Neither the Company nor any of its Subsidiaries or ERISA Affiliates has incurred or could reasonably be expected to incur any liability to the Pension Benefit Guaranty Corporation (the “PBGC”) (other than with respect to PBGC premiums not yet due), and no proceeding by the PBGC to terminate any Pension Plan has been instituted or threatened.

(c) With respect to each Plan, the Company has furnished to Buyer true and complete copies (as applicable) of (i) the most recent determination letter received from the Internal Revenue Service, (ii) the latest financial statements and the latest prepared actuarial reports, and (iii) the latest Form 5500 annual report.

(d) Except as listed on the attached Employee Benefits Schedule, neither the Company nor any of its Subsidiaries or ERISA Affiliates is a participant in or has within the past six years contributed to any multi-employer plan within the meaning of Section 3(37) of ERISA. Each Welfare Plan that is subject to the requirements of Section 4980B of the Code has been maintained in compliance in all material respects with such requirements.

(e) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the Company’s knowledge, threatened against or involving any Plan before any court or arbitrator or any governmental body.

4.13 Insurance. The attached Insurance Schedule lists each material insurance policy maintained by the Company and its Subsidiaries. All such insurance policies are in full force and effect, all premiums due within the previous two years have been timely paid and to the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies. Other than the Company’s existing directors and officers liability insurance policy and existing fiduciary liability insurance policy, both of which will terminate upon a change in control of the Company, the Company does not know of any threatened termination or material modification or premium increase with respect to such policies. As of the date hereof, no claims for insurance coverage have been denied (other than customary reservations of rights) with respect to any of the matters set forth on the Litigation Schedule for which the Company or one of its Subsidiaries has made a claim for insurance coverage.

4.14 Compliance with Laws. Except as set forth on the attached Compliance Schedule: (a) the Company and each of its Subsidiaries is in compliance with all applicable laws, regulations, permits and other authorizations of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply would not have a Material Adverse Effect; and (b) no investigation or review by any governmental authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

4.15 Environmental Compliance and Conditions. Except as set forth on the attached Environmental Compliance Schedule:

(a) The Company and its Subsidiaries have obtained and possess all material permits, licenses and other authorizations required under federal, state and local laws and regulations concerning worker health and safety and pollution or protection of the environment as in effect on or prior to the Closing Date, including all such laws and regulations relating to the emission, discharge, release or threatened release of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or wastes (including asbestos) (“Hazardous Materials”) into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or waste (“Environmental and Safety Requirements”), except where the failure to possess such licenses, permits and authorizations would not reasonably be expected to have a Material Adverse Effect.

(b) The Company and its Subsidiaries are, and for the previous 3 years have been, in material compliance with all terms and conditions of all permits, licenses and authorizations described in Section 4.15(a) hereof and also are, and for the previous 3 years have been, in material compliance with all other Environmental and Safety Requirements.

(c) Except for liabilities that arise in the ordinary course of business that have not had and would not have a Material Adverse Effect, neither the Company nor any Subsidiary has, within the past 5 years, received any written notice of violations or material liabilities arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation, relating to the Company, its Subsidiaries or their facilities and arising under Environmental and Safety Requirements.

(d) Except for liabilities that arise in the ordinary course of business that have not had and would not have a Material Adverse Effect, the Company and its Subsidiaries have not caused or taken any action (including releases by the Company and its Subsidiaries of Hazardous Substances at any property currently or formerly owned, operated or used by the Company and its Subsidiaries) that has resulted or would reasonably be expected to result in a material liability or material obligation to the Company or any of its Subsidiaries under Environmental and Safety Requirements.

(e) Except for liabilities that arise in the ordinary course of business that have not had and would not have a Material Adverse Effect, to the Company’s knowledge, no Person (other than the Company and its Subsidiaries) has caused or taken any action (including releases of Hazardous Substances at any property currently or formerly owned, operated or used by the Company and its Subsidiaries) that has resulted or would reasonably be expected to result in a material liability or material obligation to the Company or any of its Subsidiaries under Environmental and Safety Requirements.

4.16 Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, to the Company’s knowledge, no officer, director, member, beneficial owner of such member, or Affiliate of the Company or any individual in such officer’s, director’s, member’s, beneficial owner of any such member’s, or Affiliate’s immediate family is (or owns a 5% or greater ownership interest in or serves as an officer or director of any Person that is) a party to any material agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any material interest in any property used or held for use by the Company or its Subsidiaries, other than transactions with portfolio companies of investment funds managed or advised by Bain Capital Partners, LLC or Bruckmann, Rosser, Sherrill & Co. or their respective Affiliates that are no less favorable to the Company and its Subsidiaries than terms that would be obtained from an unaffiliated third party.

4.17 Powers of Attorney; Bank Accounts. The attached Powers of Attorney Schedule lists (a) the names of all Persons holding powers of attorney on behalf of the Company or any of its Subsidiaries; and (b) the names of all banks and other financial institutions in which the Company or any of its Subsidiaries currently has an account or deposit, along with the account numbers and the names of all Persons authorized to draw on such accounts or deposits.

4.18 Customers and Suppliers. The attached Customers and Suppliers Schedule contains a complete and accurate list of (a) the ten largest customers (including distributors) of the Company and its Subsidiaries (based on 2003 sales), together with the volume of the sales made to such customers during 2003, and (b) the ten largest suppliers to the Company and its Subsidiaries (based on 2003 purchases), together with the volume of the purchases made from such suppliers during 2003. To the Company’s knowledge, no customer or supplier listed on the attached Customers and Suppliers Schedule has indicated to the Company that the dollar volume of business it intends to conduct with the Company and its Subsidiaries in calendar year 2005 will be substantially less than the dollar volume of business conducted with it in calendar year 2004 (other than, in the case of suppliers, with respect to business relating to carbon or stainless steel).

4.19 Employment and Labor Matters. To the Company’s knowledge, (a) there are no material disputes pending or threatened between the Company or any of its Subsidiaries and any of their employees, (b) there are no current union representation questions involving employees of the Company, and (c) no senior executive employee of the Company or any of its Subsidiaries has, within the past six months, indicated to the Company or any of its Subsidiaries in writing any intention to terminate his or her employment with the Company or any such Subsidiary.

4.20 Brokerage. Except for the fees and expenses of Lehman Brothers, Inc. (which, except for the fees and expenses to be paid in connection with the Debt Commitment Letters, will be paid by the Sellers or, at or prior to the Closing, by the Company resulting in a reduction of Cash on Hand or an increase in Indebtedness), there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf any Seller or of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers and the Company, as of the date hereof and as of the Closing Date, as follows:

5.01 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

5.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action (including corporate action), and no other proceedings (including corporate proceedings) on their part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Sellers and the Company, this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

5.03 No Breach. Buyer is not subject to or obligated, to the extent applicable, under its articles of incorporation, its bylaws, any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or any order, writ, injunction or decree, which would be breached or violated in any material respect by execution, delivery or performance of this Agreement.

5.04 Consents, etc. Except for the applicable requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.05 Litigation. There are no actions, suits or proceedings pending or, to Buyer’s knowledge, overtly threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer’s performance under this Agreement or the consummation of the transactions contemplated hereby.

5.06 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

5.07 Investment Representation. Buyer is acquiring the Company Units for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws. Buyer is an “accredited investor” as defined in Regulation D under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Company Units.

5.08 Financing. Buyer has obtained debt financing commitment letters (the “Debt Commitment Letters”), copies of which have been delivered to the Seller Representative on the date hereof, which copies have been initialed by Buyer and the Seller Representative, and an equity financing commitment letter (the “Equity Commitment Letter”), a copy of which has been delivered to the Seller Representative on the date hereof, which copy has been initialed by Buyer and the Seller Representative, from responsible financial institutions and investors providing for, subject to certain conditions set forth therein, commitments to provide all funds necessary to consummate the transactions contemplated hereby (including any “market flex” terms). As of the date hereof, the Debt Commitment Letters (together with the ancillary documents referenced therein or delivered to Sellers’ counsel) constitute all of the agreements entered into between Lehman Brothers, Inc. and/or its Affiliates and Buyer and its Affiliates with respect to the financing arrangements contemplated thereby. Buyer has no knowledge, as of the date hereof, that such available cash shall not be available or that the debt and equity commitments shall not be funded, and Buyer has not made any material misrepresentation with respect to Buyer in connection with obtaining such debt and equity financing commitments.

ARTICLE 6

PRE-CLOSING COVENANTS

6.01 Conduct of the Business.

(a) From the date hereof until the Closing Date, except as set forth on the attached Conduct of Business Schedule, the Company shall use its commercially reasonable efforts to carry on its and its Subsidiaries’ business according to its ordinary course of business and substantially in the same manner as heretofore conducted (including with respect to general historical practices relating to off balance sheet financing matters, and which may include using available cash to repay any Indebtedness prior to the Closing).

(b) From the date hereof until the Closing Date, except as otherwise provided for by this Agreement or consented to in writing by Buyer, the Company shall not, and shall not permit any of its Subsidiaries to (i) issue or sell any of its units or any of its Subsidiaries’ capital stock or equity securities, (ii) issue or sell any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any of its units or any shares of its Subsidiary’s capital stock or equity securities, (iii) effect any merger, recapitalization, reclassification, stock dividend, stock split or like change in its capitalization, (iv) amend the LLC Agreement or any of its Subsidiaries’ certificate or articles of incorporation or bylaws (or equivalent organizational documents), (v) make any redemption or purchase of any of its units or any shares of its Subsidiary’s capital stock or equity securities, (vi) except for Tax distributions, declare, set aside, or pay any distributions (whether payable in property or securities) with respect to its equity capital, (vii) liquidate, wind up or dissolve (or suffer any liquidation or dissolution), (viii) modify, in any material respect and in comparison to its general historical practice, its lending policies or other material policies relating to the sale and purchase of loans to its off balance-sheet funding entities, or (xi) agree or commit to do any of the foregoing.

(c) From the date hereof until the Closing Date, except as otherwise consented to in writing by Buyer, such consent not to be unreasonably withheld or delayed, the Company shall not, and shall not permit any of its Subsidiaries to, make loans to customers which the Company reasonably believes are not or will not be qualified for sale under the Company’s off balance sheet financing arrangements.

6.02 Access to Books and Records. From the date hereof until the Closing Date, the Company shall provide Buyer and its authorized representatives (“Buyer’s Representatives”) with access as deemed reasonable by the Company and the Buyer at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company and its Subsidiaries (including subsequent monthly financial statements) in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries (except that Buyer shall conduct no environmental sampling or testing of the sort commonly referred to as a Phase II Environmental

Investigation). The general terms of any such access shall be coordinated through Lehman Brothers, Inc. or Kirkland & Ellis LLP (it being understood that the Buyer will have reasonable access to members of senior management for the purposes of negotiating terms of the financing contemplated by the Debt Commitment Letters without any further coordination from Kirkland & Ellis LLP or Lehman Brothers, Inc.). Buyer acknowledges that it is and remains bound by the Confidentiality Agreement, dated September 22, 2004, between Ontario Teachers’ Pension Plan Board and Lehman Brothers, Inc., as representative of Alliance Laundry Holdings, Inc. (the “Confidentiality Agreement”).

6.03 Regulatory Filings.

(a) The Company (and the Sellers, if applicable) shall make or cause to be made all filings and submissions under the HSR Act and any other material laws or regulations applicable to the Company and its Subsidiaries for the consummation of the transactions contemplated herein, such filings and submissions to be made promptly (and in the case of the initial HSR Act filing, as promptly as reasonably practicable, but in any event not later than 10 business days from the date hereof). Subject to applicable laws relating to the exchange of information, Buyer shall have the right to review in advance, and to the extent practicable will consult with the Company on, all the information that appears in any such filings. In exercising the foregoing right, Buyer shall act reasonably and as promptly as practicable.

(b) The Company shall keep Buyer apprised of the status of all filings and submissions referred to in Section 6.03(a), including promptly furnishing Buyer with copies of notices or other communications received by the Company in connection therewith. The Company shall not permit any of its officers, employees or other representatives or agents to participate in any meeting with any governmental authority in respect of such filings and submissions unless it consults with Buyer in advance and, to the extent permitted by such governmental authority, gives Buyer the opportunity to attend and participate thereat.

(c) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) to prohibit the transactions contemplated by this Agreement, the Company shall use its reasonable efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any temporary, preliminary or permanent decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated hereby (it being understood that the foregoing obligation of the Company will cease in the event a permanent decree, judgment, injunction or other order is issued or is in effect that is non-appealable and prohibits, prevents, delays or restricts consummation of the transactions contemplated hereby).

6.04 Conditions. The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause the conditions set forth in Section 2.01 hereof to be satisfied and to consummate the transactions contemplated herein. Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cooperate with Buyer by (i) providing reasonable assistance in the preparation of customary information packages and customary offering materials, and (ii) requiring their senior executive employees and officers to participate in customary meetings, due diligence sessions, presentations and roadshows, all as may be reasonably necessary in connection with the offering and/or syndication of the debt financings contemplated by the Debt Commitment Letters; provided that, the Company and its Subsidiaries shall not be obligated to provide such cooperation at levels in excess of those which are reasonable and customary for such activities (taking into account the expected timeline for such activities and the deadlines set forth in this Agreement). In the event that the Buyer decides to refinance the Company’s and its Subsidiaries’ existing off-balance sheet financing arrangements, the Company will use commercially reasonable efforts to provide comparable levels of cooperation with respect to such refinancing (it being understood that such refinancing is not a condition to the Closing on the part of Buyer). The general terms of such cooperation shall be coordinated through Lehman Brothers, Inc. or Kirkland & Ellis LLP (it being understood that the Buyer will have reasonable access to members of senior management for the purposes of negotiating terms of the financing contemplated by the Debt Commitment Letters without any further coordination from Kirkland & Ellis LLP or Lehman Brothers, Inc.).

6.05 Exclusive Dealing. During the period from the date of this Agreement through February 7, 2005 or the earlier termination of this Agreement pursuant to Section 8.01 hereof, neither any Seller nor the Company shall take or permit any other Person on its behalf to take any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and Buyer’s Representatives) concerning any purchase of Company Units, any merger involving the Company, any sale of material assets of the Company, or other similar transaction involving the Company (in each case other than the transactions described on the attached Consideration Allocation and Mechanics Schedule).

6.06 Notification. From the date hereof until the Closing Date, the Company shall disclose to Buyer in writing (in the form of updated schedules) any material variances from the representations and warranties contained in Article 4 hereof promptly upon discovery thereof. Such disclosures shall amend and supplement the appropriate schedules delivered on the date hereof and attached hereto; provided that, such disclosures shall not be deemed to amend and supplement the appropriate schedules for purposes of the conditions to closing set forth in Section 2.01(a) or Buyer’s ability to terminate this Agreement pursuant to Section 8.01(b). Notwithstanding the foregoing, in the event that Buyer chooses to conduct a roadshow with respect to any financing Buyer intends to obtain in connection with the Closing, Buyer shall be deemed to have waived its right to terminate this Agreement or prevent the consummation of the transactions contemplated by this Agreement pursuant to Section 2.01(a) hereof with respect to information contained in any updated disclosure schedules delivered to Buyer at least two business days prior to the day on which such roadshow commences unless it provides prior to such commencement date a notice of termination (based upon the standards set forth in Section 2.01(a), but replacing the term “Closing Date” in such section with such commencement date).

6.07 Effectiveness of Agreement. This Agreement shall become effective and have force and effect when (1) unitholders who hold at least 95% of the Common Units (measured by the aggregate value of the Common Units in accordance with the Consideration Allocation and Mechanics Schedule) issued and outstanding as of the date hereof, and (2) each of the Buyer and the Company execute and deliver this Agreement. In the event this Agreement becomes effective before all unitholders have agreed to be bound by the terms of this Agreement as a Seller, the Company shall use its commercially reasonable efforts to cause each such unitholder to become bound by the terms hereof as a Seller prior to the Closing Date, as if such unitholder had executed this Agreement on the date hereof. The foregoing may be accomplished by delivering a signature page (in the form attached hereto) executed by such holder to Buyer. In the event the Closing is to occur before all unitholders have agreed to be bound by the terms of this Agreement as a Seller, Buyer and the Company agree that they will enter into an agreement and plan of merger (the “Merger Agreement”) at the Closing. The Merger Agreement shall provide that Buyer shall form a limited liability company Subsidiary (the “Merger Sub”), which shall be merged (the “Merger”) with and into the Company, with the Company as the surviving limited liability company. In connection therewith, each unitholder who is not a Seller under this Agreement shall receive as consideration in such Merger the equivalent consideration as such unitholder would have received if he, she, or it had been a Seller under this Agreement. Buyer (on behalf of itself and on behalf of Merger Sub), the Company and the Sellers shall take all actions reasonably necessary to effectuate such Merger under such terms and conditions.

6.08 Confidentiality; Non-Solicitation.

(a) For a period of two years following the Closing with respect to any confidential documents or information in their possession on the Closing Date, or for a period of two years following receipt of any such documents or information pursuant to Section 7.01, each Seller, severally and not jointly, will hold, and will use its commercially reasonable efforts to cause its respective Affiliates to hold, in confidence, unless required to disclose by judicial or administrative process or by other requirements of law, all material confidential documents and information concerning the Company and its Subsidiaries, except to the extent that such information is (i) in the public domain through no fault of Sellers or their Affiliates (other than the Company and its Subsidiaries), (ii) later lawfully acquired by such Person from sources other than those related to its prior ownership interest in the Company, or (iii) independently developed by such Person without input from the Company and its Subsidiaries or from the use of otherwise confidential information of the Company and its Subsidiaries.

(b) For a period of two years following the Closing, each Seller will not and will not direct or cause its Affiliates to solicit for employment or employ any employee employed by the Company or any of its Subsidiaries as of the Closing Date; provided that the foregoing restrictions shall not apply to any non-targeted, general solicitations for employment.

ARTICLE 7

COVENANTS OF BUYER

7.01 Access to Books and Records. From and after the Closing, upon the Seller Representative or any Seller demonstrating a reasonable need for such access, Buyer shall cause the Company to provide such requesting Person and their authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company and its Subsidiaries with respect to periods prior to the

Closing Date in connection with any matter relating to this Agreement (including the provisions of Article 10) or the Sellers’ ownership of the Company. Access to such books and records shall, to the extent applicable, be subject to the provisions of Section 6.08(a). Unless otherwise consented to in writing by the Seller Representative, the Company shall not, for a period of five years following the Closing Date, destroy, alter or otherwise dispose of any books and records of the Company, or any portions thereof, relating to periods prior to the Closing Date which reasonably might be the subject of access pursuant to this Section 7.01 without first offering to surrender to the Seller Representative (on behalf of the Sellers) such books and records or such portions thereof.

7.02 Notification. From the date hereof until the Closing Date, Buyer shall disclose to the Company in writing any material variances from Buyer’s representations and warranties contained in Article 5 hereof promptly upon discovery thereof; provided that, such disclosures shall not be deemed to have any effect for purposes of the conditions to closing set forth in Section 2.01(b) or the Company’s ability to terminate this Agreement pursuant to Section 8.01(c) below.

7.03 Director and Officer Liability and Indemnification. For a period of six years after the Closing, Buyer shall not, and shall not permit the Company or any of its Subsidiaries to, amend, repeal or modify any provision in the LLC Agreement or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or limited liability company agreements (or equivalent organizational documents) in a manner adverse to the exculpation, indemnification or advancement of expenses of any managers, officers and directors (unless required by law), it being the intent of the parties that the managers, officers and directors of the Company and its Subsidiaries shall continue to be entitled to such exculpation, indemnification and advancement of expenses to the full extent of the law; provided, however, that the foregoing shall not restrict the Buyer from liquidating, consolidating, merging or transferring all or substantially all of the assets of the Company or any of its Subsidiaries or engaging in any similar transaction, provided that in each such case, all such obligations set forth herein shall be assumed by a direct or indirect Subsidiary of the Buyer. The Company and its Subsidiaries shall, and Buyer shall cause the Company and its Subsidiaries to, maintain in effect for six years after the Closing the current policy of managers’, directors’ and officers’ liability insurance and the current policy of fiduciaries’ liability insurance maintained by the Company and its Subsidiaries with respect to matters occurring prior to the Closing; provided, that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous than the existing policies (including with respect to the period covered).

7.04 Regulatory Filings.

(a) Buyer shall make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to Buyer and its Subsidiaries for the consummation of the transactions contemplated herein, such filings and submissions to be made promptly (and in the case of the initial HSR Act filing, as promptly as reasonably practicable, but in any event not later than 10 business days from the date hereof). Subject to applicable laws relating to the exchange of information, the Company shall have the right to review in advance, and to the extent practicable will consult with Buyer on, all the information that appears in any such filings. In exercising the foregoing right, the Company shall act reasonably and as promptly as practicable.

(b) Buyer shall keep the Company apprised of the status of all filings and submissions referred to in Section 7.04(a), including promptly furnishing the Company with copies of notices or other communications received by Buyer in connection therewith. Buyer shall not permit any of its officers, employees or other representatives or agents to participate in any meeting with any governmental authority in respect of such filings and submissions unless it consults with the Company in advance and, to the extent permitted by such governmental authority, gives the Company the opportunity to attend and participate thereat.

(c) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) to prohibit the transactions contemplated by this Agreement, Buyer shall use its reasonable efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any temporary, preliminary or permanent decree, judgment, injunction or other order that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated hereby (it being understood that the foregoing obligation of Buyer will cease in the event a permanent decree, judgment, injunction or other order is issued or is in effect that is non-appealable and prohibits, prevents, delays or restricts consummation of the transactions contemplated hereby).

7.05 Conditions.

(a) Buyer shall use commercially reasonable efforts to cause the conditions set forth in Section 2.02 hereof to be satisfied and to consummate the transactions contemplated herein.

(b) Without limiting the generality of the obligations set forth in Section 7.05(a), Buyer shall use its commercially reasonable efforts to cause the conditions which are set forth in the Debt Commitment Letters to the funding of the Credit Facilities and the Interim Loans (as such terms are defined in the Debt Commitment Letters) and which Buyer is capable of causing to be satisfied to be satisfied in accordance with their terms as soon as reasonably practicable. Such efforts shall include, among other things, delivering all documents, instruments, and information within Buyer’s control that is reasonably necessary to satisfy such conditions and assisting with the syndication or marketing of such financing.

(c) Without limiting the generality of the obligations set forth in Sections 7.05(a) and (b), subject to the satisfaction of the conditions set forth in Section 2.01 of this Agreement, Buyer shall close on February 7, 2005 using the Interim Loans in the event that Buyer’s offering of High Yield Securities (as such term is used in clause (e) of Exhibit D of the Debt Commitment Letters) is not to be consummated on or prior to such date; it being understood that, notwithstanding any provision in this Agreement to the contrary, Buyer shall not be required to close using the Interim Loans before February 7, 2005.

(d) Buyer shall not amend, modify, or change any provision in either the Debt Commitment Letters or the Equity Commitment Letter in any respect adverse to the Sellers without the prior written consent of the Seller Representative, such consent not to be unreasonably withheld or delayed, and Buyer shall draw down on the financings referred to in the Equity Commitment Letter and the Debt Commitment Letters when the conditions set forth in the Equity Commitment Letter and the Debt Commitment Letters are satisfied.

7.06 Contact with Customers and Suppliers. Except to the extent they receive access pursuant to Section 6.02, prior to the Closing, Buyer and Buyer’s Representatives shall contact and communicate with the employees (other than senior management), customers and suppliers of the Company and its Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

ARTICLE 8

TERMINATION

8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Buyer and the Company;

(b) by Buyer, if there has been a material violation or breach by the Company or the Sellers of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company or the Sellers within ten days after written notice thereof from Buyer;

(c) by the Company, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Company and the Sellers at the Closing and such violation or breach has not been waived by the Company or, with respect to a covenant breach, cured by Buyer within ten days after written notice thereof by the Company (provided that neither a breach by Buyer of Section 5.08 hereof nor the failure to deliver the full consideration payable pursuant to Article 1 under this Agreement at the Closing as required hereunder shall be subject to cure hereunder unless otherwise agreed to in writing by the Company); or

(d) by the Company if the transactions contemplated hereby have not been consummated on or prior to February 9, 2005; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(d) if the Company’s (or any Seller’s) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

(e) by Buyer if the transactions contemplated hereby have not been consummated on or prior to February 28, 2005; provided that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if Buyer’s knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

8.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force or effect (other than this Section 8.02 and Article 12 hereof and the Confidentiality Agreement which shall survive the termination of this Agreement in accordance with their terms), and there shall be no liability on the part of any of Buyer, the Company, or the Sellers to one another, except for knowing or willful breaches of this Agreement prior to the time of such termination.

ARTICLE 9

SELLER REPRESENTATIVE

9.01 Designation. Bain Capital Partners, LLC (the “Seller Representative”) is hereby authorized to serve as the representative of each Seller with respect to the matters expressly set forth in this Agreement to be performed by the Seller Representative. Notwithstanding anything to the contrary contained in this Agreement, the Seller Representative shall have no obligation to act on behalf of any Seller in connection with the matters set forth in this Agreement; provided that, in taking any action as Seller Representative, the Seller Representative shall not treat any Seller or group of Sellers in a manner which is disproportionately adverse to such Seller or group of Sellers in relation to all other Sellers, except to the extent holders representing a majority of the Common Units held by the Sellers so adversely affected consent thereto.

9.02 Authority. Subject to Section 9.01, the Seller Representative is hereby irrevocably appointed as the agent, proxy and attorney-in-fact for the Sellers for all purposes for the consummation of the transactions contemplated by this Agreement (including the full power and authority on such Seller’s behalf (a) to consummate the transactions contemplated herein, (b) to pay the fees and expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof), (c) to make any determinations and settle any matters in connection with the adjustment of the Aggregate Closing Consideration contemplated by Section 1.02, (d) to distribute any funds payable by Buyer hereunder which are for the account of the Sellers or which are released from the Escrow hereunder for the benefit of the Sellers pursuant to the provisions of the Consideration Allocation and Mechanics Schedule, (e) to deduct and/or hold back any funds which may be payable to any Seller pursuant to the terms of this Agreement and the Escrow Agreement in order to pay any amount which may be payable by such Seller hereunder, (f) to resolve or settle any claim made by Buyer against the Escrow, (g) upon the Closing, to endorse and deliver to Buyer any certificates or instruments representing the Company Units or PEF Options and execute such further instruments of assignment as Buyer shall reasonably request, (h) to execute and deliver on behalf of such Seller any amendment or waiver hereto as contemplated by Section 12.08, (i) to take all other actions to be taken by or on behalf of such Seller in connection herewith, and (j) to do each and every act and exercise any and all rights which such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement). Each Seller agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Seller Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any such Seller. Each Seller further agrees (x) that it shall promptly reimburse the Seller Representative for its allocable share (calculated in accordance with the provisions of the Consideration Allocation and Mechanics Schedule) for any fees or expenses incurred by the Seller Representative in exercising its authority hereunder and taking any actions pursuant to the terms and conditions of this Agreement or the other agreements contemplated hereby and (y) that the Seller Representative shall be entitled to cause the Escrow Agent to pay over, from the amounts then held in the Escrow, the amount of any fees or expenses for which the Seller Representative is entitled to reimbursement pursuant to Section 10.07(b).

9.03 Exculpation.

(a) Neither the Seller Representative nor any agent employed by it shall incur any liability to any other Person by virtue of the failure or refusal of the Seller Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder or any of its omissions or actions with respect thereto (except to the extent it breaches the provisions of the proviso in the second sentence of Section 9.01). For the avoidance of doubt, Buyer shall be entitled to rely on the acts, to the extent authorized hereunder, of the Seller Representative.

(b) The Seller Representative shall have no obligations to make any payments, including on behalf of any Seller or any other Person, other than any obligations as a Seller in its capacity as such hereunder and the distributions contemplated by the Consideration Allocation and Mechanics Schedule.

(c) Each Seller agrees and acknowledges that Bain Capital, Inc. (or an Affiliate identified by it) and Bruckmann, Rosser, Sherrill & Co., Inc. (which is an Affiliate of BRS/RCL Investment Corp.) shall be paid at Closing their respective Management Fees.

(d) Each Seller agrees that Kirkland & Ellis LLP has acted as counsel for the Company, the Seller Representative (and its Affiliates), and BRS/RCL Investment Corp. (and its Affiliates), and no other Seller or Person, in connection with this Agreement. The parties agree that the fact that Kirkland & Ellis LLP has represented the Company prior to Closing shall not prevent Kirkland & Ellis LLP from representing the Seller Representative (or any of its Affiliates) in connection with any matters involving this Agreement, including any disputes between any of the parties hereto that may arise after the Closing.

ARTICLE 10

ADDITIONAL COVENANTS AND AGREEMENTS

10.01 Survival. The representations and warranties contained in Articles 3, 4, and 5 shall survive the Closing and shall terminate on the close of business on the date that is fifteen (15) months after the Closing Date. None of the other representations and warranties set forth in this Agreement or in any certificate delivered at the Closing in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby. None of the covenants or other agreements contained in this Agreement shall survive the Closing, other than the agreements set forth in Articles 1, 9, 10, and 12 hereof, Sections 6.08, 7.01, and 7.03 hereof, and the Confidentiality Agreement, each of which shall survive in accordance with their terms.

10.02 Indemnification by Sellers. From and after the Closing (but subject to the provisions of this Article 10), each Seller, severally and not jointly, shall indemnify the Buyer Indemnitees (as defined below) in respect of any loss, liability, damage or expense (including reasonable legal fees) and whether or not arising out of any third party claim (“Losses”) suffered or incurred by Buyer or any of its Affiliates, or its or their respective officers, directors, employees or agents (the “Buyer Indemnitees”) to the extent such Loss results from or arises out of a breach by such Seller of a representation or warranty of such Seller contained in Article 3 or a covenant or agreement by such Seller contained in Articles 1 and 10 and Sections 6.08 and 12.02; provided that, in no event shall such Seller’s liability under this Section 10.02 exceed the proceeds such Seller actually receives pursuant to Section 1.01 and Section 10.04(c) with respect to such Seller’s Common Units and PEF Options.

10.03 Indemnification by Buyer. From and after the Closing (but subject to the provisions of this Article 10), Buyer shall indemnify each Seller and their Affiliates, and its or their respective officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent such Loss results from or arises out of a breach by Buyer of a representation or warranty of Buyer contained in Article 5 or a covenant or agreement by Buyer contained in Articles 1 and 10 and Sections 7.01, 7.03 and 12.02.

10.04 Escrow Proceeds

(a) Buyer’s Receipt of Escrow Proceeds. From and after the Closing (but subject to the provisions of this Article 10 and the Escrow Agreement), the Buyer Indemnitees shall be entitled to receive proceeds from the Escrow, through and in accordance with the terms of the Escrow Agreement, in respect of any Loss suffered or incurred by any Buyer Indemnitee, to the extent such Loss results from or arises out of a breach by the Company of a representation or warranty contained in Article 4 (such Losses determined for purposes of this Section 10.04(a) without giving effect to any use of the qualifications “Material Adverse Effect” or (except for such qualifications in Sections 4.05 and 4.06, which shall not be disregarded) the qualifications “material” or “in all material respects”).

(b) Limitations on Receipt of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, the rights of a Buyer Indemnitee pursuant to Section 10.04(a) shall be subject to the following limitations:

(i) a Buyer Indemnitee shall not be entitled to receive proceeds from the Escrow pursuant to Section 10.04(a) with respect to Losses from breaches of representations or warranties contained in Article 4 unless and until the aggregate amount of Losses that otherwise would be payable pursuant to Section 10.04(a) from the Escrow exceeds on a cumulative basis an amount equal to $6,750,000, and then only to the extent of any such excess;

(ii) a Buyer Indemnitee shall not be entitled to receive proceeds from the Escrow pursuant to Section 10.04(a) for an individual claim with respect to any Loss from a breach of a representation or warranty contained in Article 4 unless and until the amount of the Loss that otherwise would be payable hereunder from the Escrow with respect to such claim exceeds an amount equal to $75,000, and then from the first dollar of such Loss; and

(iii) the amount which a Buyer Indemnitee is able to recover with respect to any Loss under Section 10.04(a) from a breach of a representation or warranty contained in Article 4 is limited to the amount, if any, then remaining in the Escrow.

(c) Release of Escrow Proceeds. On the first business day after the date that is fifteen (15) months after the Closing Date (i) all amounts then held in the Escrow, minus (ii) the aggregate amount of claims validly made pursuant to Section 10.04(a) and Section 10.05 and then pending against the Escrow, shall be paid to the Seller Representative (for further distribution to the Sellers) by wire transfer of immediately available funds to an account specified by the Seller Representative. With respect to any validly made and then pending claims referred to in the preceding sentence, promptly following resolution of any such claims, the amount, if any, of such claim which has not been paid to Buyer in connection with such resolution and which would have been paid to the Sellers if the claim had been resolved prior to the date set forth in the first sentence of this paragraph shall be paid to the Sellers by wire transfer of immediately available funds to an account specified by the Seller Representative. All payments to be made to the Seller Representative pursuant to this Section 10.04(c) shall be distributed to the Sellers in the manner set forth on the Consideration Allocation and Mechanics Schedule.

10.05 Expiration of Claims. The ability of any Person to receive indemnification under Section 10.02 or 10.03, and the ability of the Buyer Indemnitees to receive proceeds from the Escrow pursuant to Section 10.04(a), shall terminate on the applicable survival termination date (as set forth in Section 10.01), unless such Person or a Buyer Indemnitee, as applicable, shall have incurred a Loss and made either a claim for indemnification pursuant to Sections 10.02 or 10.03 or a claim for receipt of proceeds from the Escrow pursuant to Section 10.04, prior to such termination date, as applicable. If a Person or a Buyer Indemnitee has made either a claim for indemnification pursuant to Section 10.02 or 10.03 or a claim for receipt of proceeds from the Escrow pursuant to Section 10.04 prior to such termination date, such claim, if then unresolved, shall not be extinguished by the passage of the deadlines set forth in Section 10.01.

10.06 Determination of Losses.

(a) The amount of any and all Losses under this Article 10 shall be (i) decreased by the present value of any Tax benefits attributable to or arising from such Losses that are reasonably expected to be realized within 36 months of the end of the Tax year in which such Losses are incurred (as reasonably determined by Buyer) by any party making a claim hereunder and (ii) increased by the present value of Tax detriments attributable to or arising from such Losses (including payments under this Article 10 in respect thereof) that are reasonably expected to be realized within 36 months of the end of the Tax year in which such Losses are incurred (as reasonably determined by Buyer) by any party making a claim hereunder. The amount of any and all Losses under this Article 10 shall be determined net of, in the case of payments to the Buyer Indemnitees pursuant to Section 10.04(a), any amounts actually recovered by Buyer, the Company, or any of its Subsidiaries under insurance policies, indemnities or other reimbursement arrangements with respect to such Losses, adjusted for any increase in insurance premiums as a result of making an insurance claim for such Losses. In the event that an amount is distributed to a Buyer Indemnitee pursuant to Section 10.04 prior to any such applicable recovery, then the Buyer shall use commercially reasonably efforts to, and shall cause all other Buyer Indemnitees to use commercially reasonable efforts to, pursue any such recoveries from such insurance policies, indemnities, or other reimbursement arrangements, and, upon their receipt of any such recovery, shall promptly pay over the amount of such recovery up to but not exceeding the amount previously distributed to the Buyer Indemnitees pursuant to Section 10.04 with respect to such Loss (net of any applicable costs of obtaining such recoveries) to the Seller Representative (for further distribution to the Seller Representative in accordance with the terms of the Consideration Allocation and Mechanics Schedule). Buyer and the Company and its Subsidiaries hereby waive, to the extent permitted under such insurance policies, any subrogation rights that the insurer may have with respect to any indemnifiable Losses.

(b) The Buyer Indemnitees shall not have any right to receive proceeds from the Escrow with respect to any breach of a representation or warranty in Article 4 relating to or arising out of environmental investigatory, corrective, or remedial action except to the extent that such action is (i) required by Environmental and Safety Requirements and undertaken in a cost-effective manner, and (ii) in the case of any remediation of soils, groundwater, or other environmental media, achieves cleanup standards applicable to the subject property in a cost-effective manner, assuming use of the subject property as it was used by the Company and its Subsidiaries as of the Closing Date (e.g., where applicable, industrial use), and employing risk-based standards or institutional controls where applicable, available and appropriate. The Buyer Indemnitees and the Seller Representative agree to reasonably consult with one another with respect to any such action and the Seller Representative, shall, upon reasonable advance notice of any such action, to advise the Buyer Indemnitees reasonably promptly should it conclude that, in its judgment, such action would not be cost effective. The Buyer Indemnitees shall not have any right to receive proceeds from the Escrow with respect to any Loss to the extent that such Loss results from or arises out of any sampling, testing, or investigation of ambient air, soil, surface water, or groundwater on any of the Owned Real Property or Leased Real Property, except to the extent that such sampling, testing, or investigation is (i) required by the terms of any then applicable Environmental and Safety Requirement, (ii) lawfully required by a governmental authority (which requirement has not been solicited or instigated by any Buyer Indemnitee), (iii) reasonably necessary in connection with defense of a Third Party Claim, or (iv) prudent in light of material facts indicating a potentially significant risk to health or the environment (including without limitation any such facts which come to light in connection with a financing or other transaction involving, or a construction project undertaken at, the subject property).

(c) The Buyer Indemnitees shall not have any right to receive proceeds from the Escrow with respect to any Loss to the extent that such Loss consists of, (i) exemplary or punitive damages (other than any such damages payable to a third party as part of any Third Party Claim), or (ii) Losses which are the general type of Losses for which reserves have been included in the Closing Statement.

(d) All indemnification payments, and all payments from the Escrow (whether to Buyer or to the Sellers), shall be deemed to be adjustments for Tax purposes to the aggregate purchase price paid by Buyer for the Common Units and PEF Options purchased by it pursuant to this Agreement (in the manner set forth on the Consideration Allocation and Mechanics Schedule).

10.07 Procedures Relating to Indemnification.

(a) In order for a party to be entitled to any indemnification provided for under this Agreement, or for the Buyer Indemnitees to receive proceeds from the Escrow as set forth in this Agreement (such parties, and the Buyer Indemnitees, as applicable, the “Claiming Party”), in respect of a claim or demand made by any Person against the Claiming Party (a “Third Party Claim”), such Claiming Party must notify the indemnifying party, or, in the case of a claim pursuant to Section 10.04(a), the Seller Representative (the indemnifying parties, and the Seller Representative, as applicable, the “Defending Party”), as applicable, in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Claiming Party of notice of the Third Party Claim; provided that failure to give such notification on a timely basis shall not affect the indemnification or claim provided hereunder except to the extent the Defending Party shall have been actually prejudiced as a result of such failure. Thereafter, the Claiming Party shall deliver to the Defending Party, within five business days after the Claiming Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Claiming Party relating to the Third Party Claim.

(b) If a Third Party Claim is made against a Claiming Party, the Defending Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Defending Party and reasonably satisfactory to the Claiming Party. Should a Defending Party so elect to assume the defense of a Third Party Claim, the Claiming Party shall not be entitled to have any legal expenses subsequently incurred by such Claiming Party in connection with the defense thereof indemnified, in the case of claims pursuant to Sections 10.02 or 10.03, by the Defending Party or in the case of a claim pursuant to Section 10.04(a), reimbursed from the Escrow, as applicable; provided that, if there exists a conflict of interest between the Defending Party and the Claiming Party such that the Defending Party is unable to adequately defend such Third Party Claim, the Claiming Party shall be entitled to have its legal expenses incurred in connection with the defense of such Third Party Claim indemnified, in the case of claims pursuant to Sections 10.02 or 10.03, by the Defending Party or in the case of a claim pursuant to Section 10.04(a), reimbursed from the Escrow, as applicable, subject to the same terms and limitations upon which the underlying Third Party Claim is indemnifiable or reimbursable. If the Defending Party assumes such defense, the Claiming Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Defending Party, it being understood, however, that the Defending Party shall control such defense. If the Seller Representative is the Defending Party, the reasonable out-of-pocket expenses of the Seller Representative incurred in defending a Third Party Claim shall be reimbursed, when and as incurred, from the Escrow, other than expenses attributable to claims against any Seller in its capacity as such. If the Defending Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of any such Third Party Claim. Such cooperation shall include the retention and (upon request) the provision to the other party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any such material provided hereunder. Whether or not a Defending Party shall have assumed the defense of a Third Party Claim, no Claiming Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim for which and to the extent any sums are recoverable from the Defending Party or the Escrow, as applicable, without the prior written consent of the Defending Party, such consent not to be unreasonably withheld or delayed. Except with the prior written consent of the Claiming Party, no Defending Party shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Claiming Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Claiming Party of an irrevocable release from all liability with respect to such Third Party Claim, such consent not to be unreasonably withheld or delayed.

10.08 Disclosure Generally. If and to the extent any information required to be furnished in any schedule is contained in this Agreement or in any other schedule (or updated schedule) attached hereto, such information shall be deemed to be included in all schedules (or updated schedules) to which the information is reasonably apparent to be applicable. All information contained in the SEC Reports that include the Latest Balance Sheet or the Audited Balance Sheet shall be deemed to be included in all schedules (or updated schedules) to which the information contained in such reports is reasonably apparent to be applicable. All information contained in such SEC Reports, and all exhibits to such SEC Reports, shall be deemed to have been made available to Buyer for purposes of this Agreement. The inclusion of any information in any schedule (or updated schedule) attached hereto shall not be deemed to be an admission or acknowledgment by the Company or the Sellers, in and of itself, that such information is material to or outside the ordinary course of the business of the Company.

10.09 Acknowledgment by Buyer.

(a) Buyer acknowledges that it has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied on the results of its own independent investigation and verification, in addition to the representations and warranties of the Company and the Sellers expressly and specifically set forth in this Agreement, including the schedules (and updated schedules) attached hereto. SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE SELLERS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY OR TO ANY ENVIRONMENTAL, HEALTH, OR SAFETY MATTERS) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND THE SELLERS.

(b) No Seller shall have any indemnification, contribution, or other obligation for any Loss that the Buyer Indemnitees may suffer, and the Buyer Indemnitees shall have no remedies, with respect to (i) the subject matter of this Agreement or the transactions contemplated hereby, or (ii) any other matter relating to the Company or its Subsidiaries prior to the Closing, the operation of their respective businesses prior to the Closing, or any other transaction or state of facts involving the Company or its Subsidiaries prior to the Closing (including any common law or statutory rights or remedies for environmental, health, or safety matters), other than the provisions of Sections 10.02, 10.04, and 10.12, which are Buyer’s sole and exclusive remedies with respect thereto.

(c) Notwithstanding anything herein to the contrary, nothing herein shall limit any party’s remedies against another party in respect of intentional fraud by such other party.

10.10 Cooperation on Tax Matters.

(a) Buyer, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested, in connection with the filing of federal or state income Tax Returns for periods ending on or prior to the Closing Date, and any audit, litigation or other proceeding related thereto. Such cooperation shall include the retention and provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a convenient basis to provide additional information and explanation of any materials provided hereunder. The Company, on behalf of itself and its Subsidiaries, and Buyer agree (i) to retain all books and records with respect to federal or state income Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period ending on or prior to the Closing Date until expiration of the statute of limitations (together with any extensions thereof) of the respective taxable period, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the Seller Representative and BRS/RCL Investment Corp. (or an Affiliate designated by it) reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Seller Representative or BRS/RCL Investment Corp. (or an Affiliate designated by it) so requests, the Company shall allow such requesting Person to take possession of such books and records. The Seller Representative shall continue to be the Tax Matters Partner of the Company (as such term is defined in the LLC Agreement) for all periods ending on or prior to the Closing Date. At the request of any Seller, from time to time, the Seller Representative shall keep such Seller fully informed regarding the progress of any Tax examinations, audits, or other proceedings with respect to all periods, or portions thereof, ending on or prior to the Closing Date, and the Sellers shall have the right to participate with the Seller Representative in and to consult with the Seller Representative regarding any such proceedings. At the request of any Seller, from time to time, the Seller Representative shall provide such Seller with the Company’s federal and state income Tax Returns for 2004 and for the portion of 2005 ending on the Closing Date.

(b) Buyer shall not, and shall not allow the Company or any Subsidiary to, amend any Tax Returns of the Company or its Subsidiaries, or take any other action (including in connection with any audit, litigation, or other proceeding), which would have any effect on the Sellers with respect to federal or state income Taxes for periods ending on or prior to the Closing Date, without the prior written consent of the Seller Representative, which such consent, in the case of amendments or actions affecting state income Taxes, shall not to be unreasonably withheld or delayed.

(c) The Seller Representative shall allocate the consideration paid hereunder among the assets of the Company and its Subsidiaries, including goodwill and other assets, in accordance with Code Section 1060 and the regulations thereunder (and any comparable provisions of state or local law, as appropriate) within 120 days after the Closing Date. The Seller Representative shall provide Buyer with a copy of the allocation schedule for its review and consent, which shall not be unreasonably withheld or delayed. The Sellers and Buyer and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocations prepared by the Seller Representative. Buyer shall, and it shall cause the Company and its Subsidiaries to, timely and properly prepare, execute, file and deliver all such documents, forms and other information as the Seller Representative may reasonably request to prepare such allocation. Neither the Sellers nor Buyer shall take any position (whether in audits, tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

10.11 Further Assurances. From time to time, as and when requested by any party hereto and at such party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

10.12 Injunctive Relief. Each of the parties hereto acknowledges and agrees that the other parties could be damaged irreparably in the event that any of the provisions of Articles 1, 6, 7, 10, or 12 of this Agreement are not performed in accordance with their terms or are otherwise breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to obtain injunctive relief to enforce specifically the terms of such provisions.

ARTICLE 11

DEFINITIONS

11.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreed Accounting Principles” shall mean GAAP, modified or clarified as follows: (i) the “notes receivable” and “beneficial interests in securitized financial assets” long term assets of the Company and its Subsidiaries shall be deemed to be current assets; (ii) the amount of such assets in clause (i) shall be calculated using the same methodologies and assumptions (including with respect to prepayment speed, expected credit losses, residual cash flow discount rate, and the forward LIBOR curve) used in the calculation of the amount of such assets as of September 30, 2004 (and not, for the avoidance of doubt, using the methodologies and assumptions that would be required by GAAP as of the Closing Date); (iii) the bad debt reserve against trade receivables, the bad debt reserve against notes receivables, each of the reserves against inventory, and the warranty reserve of the Company and its Subsidiaries shall in each case be fixed at amounts equal to the amount of such reserves as of September 30, 2004; and (iv) for clarification, the current liabilities of the Company and its Subsidiaries included in the accounts that are referred to generally as “employer health insurance”, “retiree insurance”, and “warranty reserve” shall, consistent with their treatment in the Audited Balance Sheet, be treated as current liabilities. For the avoidance of doubt, for purposes of this definition, reserves against inventory shall not include capitalized variances.

“Cash on Hand” means all cash, cash in transit, all cash equivalents, the market value of all marketable securities; provided that, Cash on Hand shall not include any amount otherwise included in Management Notes Amount.

“Common Units” means the outstanding Class A Units, Class B Units, Class C Units, Class L Units, and Class M Units of the Company.

“Company Units” means the Common Units and the Preferred Units.

“Deferred Compensation” means all amounts due and payable to management employees of the Company pursuant to those certain Deferred Compensation Agreements dated May 5, 1998.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, is treated as a single employer under Section 414 of the Code.

“Escrow” means the principal amount (which shall initially equal the Escrow Amount) which shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement, less amounts paid out in accordance with the terms of such agreement and this Agreement (it being understood that, except as provided in the Escrow Agreement with respect to tax distributions, any and all interest earned on such amount shall be for the accounts of, and shall be paid out to, the Sellers).

“Escrow Agreement” means that certain Escrow Agreement by and among Buyer, the Seller Representative, and the Escrow Agent, in the form of Exhibit A attached hereto.

“Escrow Amount” means $21,000,000.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Existing Junior Notes” means the Amended and Restated Junior Subordinated Promissory Notes of the Company, originally issued on May 5, 1998 in an aggregate original principal amount of $9,000,000.

“Existing Senior Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of August 2, 2002, by and among the Company, certain Subsidiaries of the Company, Lehman Commercial Paper Inc. as syndication agent, Fleet National Bank and LaSalle Bank National Association as documentation agents, General Electric Capital Corporation as administrative agent, and the other lenders party thereto.

“Existing Senior Notes” means the 9 5/8% Senior Subordinated Notes Due 2008 issued by Alliance Laundry Systems LLC, a Delaware limited liability company, and Alliance Laundry Corporation, a Delaware corporation.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with the principles, practices, procedures, methodologies, and assumptions used in preparing the Audited Balance Sheet.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IDS Expenses” means all expenses incurred by the Company and its Subsidiaries in connection with their planned public offering of Income Deposit Securities.

“Indebtedness” means (a) the principal amount, together with any related accrued interest (including any interest incurred or to be incurred after the Closing with respect to a defeasement or other extinguishment of the Existing Senior Notes), prepayment premiums or penalties, and interest rate swap breakage costs, of all indebtedness for borrowed money owed by the Company or any of its Subsidiaries pursuant to (i) the Existing Senior Credit Facility and the interest rate swap arrangements entered into in connection therewith, (ii) the Existing Senior Notes, (iii) the Existing Junior Notes, (iv) the indebtedness of the Company and its Subsidiaries pursuant to that certain Wisconsin Community Development Block Grant Agreement, and (v) the indebtedness of the Company and its Subsidiaries pursuant to that certain Shared Services

Agreement with Alliant Energy-Wisconsin Power & Light Company, (b) the aggregate Unreturned Capital of the Preferred Units (which is equal to $6,000,000), and (c) all IDS Expenses, Management Bonuses, Management Fees, and Deferred Compensation that are due and owing as of the Closing Date but which have not been paid prior to the Closing Date.

“Intellectual Property” means all trademarks, service marks, trade names, trade dress, including all goodwill associated with the foregoing, domain names, corporate names, copyrights, Software, Internet Web sites, mask works and other semiconductor chip rights, and similar rights, and registrations and applications to register or renew the registration of any of the foregoing, patents and patent applications, Trade Secrets, and all licenses related to the foregoing.

“Liens” means any lien, mortgage, security interest, pledge deposit, encumbrance, adverse claim or other similar restriction.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement, dated as of May 5, 1998, of the Company, as the same has been amended or modified from time to time.

“Management Bonuses” means amounts payable on the Closing Date to employees of the Company and its Subsidiaries as bonuses for consummation of the transactions contemplated by the terms of this Agreement.

“Management Fees” means (i) all amounts due and owing by the Company and its Subsidiaries pursuant to the terms of that certain Advisory Agreement, dated as of May 5, 1998, by and between Alliance Laundry Systems LLC, a Delaware limited liability company, and Bain Capital, Inc., a Delaware corporation pursuant to Section 3 of that agreement, and (ii) the Closing fees set forth on Part IV of the Consideration Allocation and Mechanics Schedule.

“Management Notes Amount” means the principal and all accrued but unpaid interest (which is equal to $2,028,667 as of November 30, 2004) that is outstanding as of the Closing Date with respect to those certain promissory notes executed by management employees of the Company in favor of the Company on May 5, 1998.

“Material Adverse Effect” means any effect, change, development or circumstance that, individually or in the aggregate, is materially adverse to the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but excluding any effect, change, development or circumstance resulting or arising from (i) any general deterioration in the economy or change in financial or market conditions generally affecting the industries in which the Company and its Subsidiaries operate (except to the extent such deteriorations or changes are disproportionately and materially adverse to the Company and its Subsidiaries relative to other Persons operating in the industries in which the Company and its Subsidiaries operate) (ii) the announcement or pendency of the transactions contemplated by this Agreement or the financing related thereto, (iii) any act of terrorism, declaration of war, military action, or other global unrest or international hostilities, or any escalation or worsening of any of the foregoing, (iv) the disclosure of the fact that Buyer is the prospective acquirer of the Company, (v) changes in law, (vi) changes in GAAP, or (vii) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement (including actions taken in connection with the terms of the Commitment Letters).

“Net Working Capital” means (i) all current assets (excluding Cash On Hand, the Management Notes Amount and prepaid interest) of the Company and its Subsidiaries as of the Closing Date, minus (ii) all current liabilities (excluding any items constituting Indebtedness) of the Company and its Subsidiaries as of the Closing Date, in each case calculated in accordance with the Agreed Accounting Principles. For clarification, the references in this definition to Closing Date shall be replaced with references to December 31, 2004 for purposes of Section 1.02(b) in the event that, pursuant to Section 1.02(b), Buyer and the Seller Representative are unable to agree on Estimated Net Working Capital.

“Net Working Capital Target” means $58,320,000.

“Owned Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“PEF Options” means all of any Sellers’ rights to acquire certain of the Common Units held by certain other Sellers.

“Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or one of its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanic’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property or the Owned Real Property which are not violated by the current or currently intended use and operation of the Leased Real Property or the Owned Real Property (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property or the Owned Real Property which do not materially impair the occupancy or use of the Leased Real Property or the Owned Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company’s and its Subsidiaries’ businesses, (v) Liens on Intellectual Property which do not materially detract from the value or materially interfere with any present or currently intended use of such Intellectual Property, and (v) those matters identified on the attached Permitted Liens Schedule.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Units” means the outstanding Preferred Units of the Company.

“Prime Rate” means the rate of interest identified as the “prime rate” in the edition of The Wall Street Journal dated the Closing Date.

“Rollover Amount” means the amounts for each Rollover Seller set forth on the Consideration Allocation and Mechanics Schedule.

“Rollover Shares” means, with respect to each Rollover Seller, common stock of Buyer, which shall be valued based on the prices paid for such common stock by Ontario Teachers’ Pension Plan Board and/or its Affiliates and which shall be in an amount equal to such Rollover Seller’s respective Rollover Amounts.

“Rollover Sellers” means the Sellers specified on the Consideration Allocation and Mechanics Schedule.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means all computer software, including but not limited to, application software, system software and firmware, including all source code and object code versions thereof, in any and all forms and media, and all related documentation.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, 50% or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, 50% or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have 50% or more ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated 50% or more of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context requires otherwise, each reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of the Company.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Treasury Regulations” means the regulations prescribed under the Code.

“Trade Secrets” means all inventions, processes, designs, formulae, trade secrets, know-how, ideas, research and development, data, databases and confidential information.

“Unreturned Capital” has the meaning given to such term in the LLC Agreement.

11.02 Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

Term	Section No.
Aggregate Closing Consideration	1.02(a)

Agreement	Preamble

Audited Balance Sheet	4.05(b)

Buyer	Preamble

Buyer Indemnitees	10.02

Buyer’s Representatives	6.02

Claiming Party	10.07(a)

Closing	1.04

Closing Date	1.04

Closing Statement	1.02(c)

Code	4.12(a)

Company	Preamble

Confidentiality Agreement	6.02

Consent Solicitation	1.03(a)

Debt Commitment Letters	5.08

Defending Party	10.07(a)

Disputed Items	1.02(d)

Environmental and Safety Requirements	4.15(a)

Equity Commitment Letter	5.08

ERISA	4.12(a)

Estimated Aggregate Closing Consideration	1.02(b)

Estimated Net Working Capital	1.02(b)

Financial Statements	4.05(b)

Hazardous Materials	4.15

Independent Auditor	1.02(d)

Intellectual Property Licenses	4.10

Latest Balance Sheet	4.05(b)

Leased Real Property	4.07(b)

Losses	10.02

Merger	6.07

Merger Agreement	6.07

Merger Sub	6.07

Note Tender Offer	1.03(a)

Objections Statement	1.02(d)

Owned Real Property	4.07(b)

PBGC	4.12(b)

Pension Plans	4.12(a)

Plans	4.12(a)

SEC	4.05(a)

SEC Reports	4.05(a)

Seller Representative	9.01

Sellers	Preamble

the Company’s knowledge	12.03

Third Party Claim	10.07(a)

Welfare Plans	4.12(a)

11.03 Other Definitional Provisions.

(a) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

(b) Exhibits and Schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

(c) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation.

(d) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE 12

MISCELLANEOUS

12.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, customers or suppliers of the Company, shall be issued or made by any party hereto without the joint approval of Buyer and the Seller Representative, unless required by law or stock exchange rule (in the reasonable opinion of counsel) in which case Buyer and the Seller Representative shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

12.02 Expenses. Except as otherwise expressly provided herein, each party shall pay all of its fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not); provided that, the Sellers, severally and not jointly, and Buyer shall each be responsible for 50% of documentary, stamp, transfer or similar Taxes, if any, payable in respect of the purchase and sale of the Common Units and PEF Options. In the case of the Company and its Subsidiaries, all such fees and expenses incurred prior to the Closing and any fees and expenses incurred in connection with the Consent Solicitation or the other transactions contemplated by Section 2.01(e) shall be paid prior to Closing or shall be accrued as current liabilities on the Closing Statement (other than those incurred by the Company and its Subsidiaries with respect to obtaining the financing contemplated by the Debt Commitment Letters and the Equity Commitment Letter and any other matters undertaken at the request of the Buyer and relating to the operation or ownership of the Company post-Closing, including the Company’s legal fees and expenses incurred in negotiating the management equity arrangements, which in each case shall be Buyer’s responsibility). For clarification, the fees and expenses of Kirkland & Ellis LLP, including in connection with this transaction, shall be paid at Closing and shall be for the account of the Sellers. If the Closing occurs, the Company and its Subsidiaries shall pay all of the fees and expenses of the Buyer and its Affiliates (including attorneys’, accountants’ and HSR Act related fees and expenses), and shall reimburse Buyer and its Affiliates for any such fees and expenses previously paid.

12.03 Knowledge Defined. For purposes of this Agreement, the term “the Company’s knowledge” as used herein shall mean the actual knowledge after reasonable inquiry of Thomas F. L’Esperance, Bruce P. Rounds, Jeffrey J. Brothers, R. Scott Gaster, Scott Spiller, and Robert T. Wallace.

12.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Company, the Sellers, and the Seller Representative shall, unless another address is specified in writing, be sent to the addresses indicated below:

Notices to Buyer (and, after the Closing, the Company):

ALH Holding Inc.

c/o Ontario Teachers’ Pension Plan Board

5650 Yonge Street

Toronto, Ontario M2M 4H5

Fax No.: (416) 730-3771

Attn: General Counsel

Fax No.: (416) 730-5082

Attn: Lee Sienna

 Shael J. Dolman

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax No.: (212) 909-6836

Attn: Margaret A. Davenport

and (if to the Company after the Closing):

Alliance Laundry Holdings LLC

P.O. Box 990

Ripon, Wisconsin 54971

Fax No.: (920) 748-1629

Attn: Thomas F. L’Esperance

Notices to the Sellers or to the Seller Representative:

Bain Capital Partners, LLC

745 Fifth Avenue

New York, New York 10151

Fax No.: (212) 421-2225

Attn: Stephen M. Zide

 Ed Conard

 Tony Ling

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Fax No.: (312) 861-2200

Attn: Matthew E. Steinmetz, P.C.

 Matthew J. Richards

Notices to Company (prior to the Closing):

Alliance Laundry Holdings LLC

P.O. Box 990

Ripon, Wisconsin 54971

Fax No.: (920) 748-1629

Attn: Thomas F. L’Esperance

with a copy to:

Bain Capital Partners, LLC

745 Fifth Avenue

New York, New York 10151

Fax No.: (212) 421-2225

Attn: Stephen M. Zide

 Ed Conard

 Tony Ling

and:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Fax No.: (312) 861-2200

Attn: Matthew E. Steinmetz, P.C.

 Matthew J. Richards

12.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto; provided that, Buyer may assign this Agreement to any Subsidiary of Buyer or to any lender to Buyer or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof; provided, further, that no assignment to any such Subsidiary or lender shall in any way affect Buyer’s obligations or liabilities under this Agreement.

12.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.07 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

12.08 Amendment and Waiver. Any provision of this Agreement or the schedules or exhibits hereto may be amended or waived only in a writing signed by Buyer, the Company and the Seller Representative; provided that, any amendment or waiver by the Seller Representative pursuant to this Section 12.08 shall be subject to Section 9.01. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

12.09 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

12.10 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

12.11 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

12.12 Termination of Certain Contracts. The Company (on behalf of itself and all of its Subsidiaries) and each Seller hereby agree that, immediately following consummation of the transactions contemplated by Article 1 hereof, none of them shall have any further rights or obligations pursuant to (a) that certain Securityholders Agreement, dated as of May 5, 1998, by and among the Company and the Sellers, as the same has been amended or modified from time to time, and (b) that certain Registration Rights Agreement, dated as of May 5, 1998, by and among the Company and the Sellers, as the same has been amended or modified from time to time.

12.13 No Third Party Beneficiaries. Except for the Seller Representative, no Person other than the parties hereto shall have any rights, remedies, or benefits under any provision of this Agreement, other than Sections 10.02, 10.03, and 10.04 (to the extent provided therein).

*         *         *         *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

ALLIANCE LAUNDRY HOLDINGS LLC

By:	/S/ THOMAS F. L’ESPERANCE
Name: Thomas F. L’Esperance
Its: CEO

BUYER:

ALH HOLDING INC.

By:	/S/ LEE L. SIENNA
Name: Lee L. Sienna
Its: Vice President

SELLERS:

BAIN/RCL, L.L.C.

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

BCIP ASSOCIATES II

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

BCIP ASSOCIATES II-B

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

Signature Page to the Unit Purchase Agreement

RANDOLPH STREET PARTNERS II

By:	/S/ MATTHEW STEINMETZ
Name: Matthew Steinmetz
Its: Partner

MAPLE STREET PARTNERS LLC

By:	/S/ PHILIP JAYM
Name: Philip Jaym
Its: Partner

BAIN/RCL INVESTMENT V CORP.

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

BAIN/RCL INVESTMENT V-B CORP.

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

BAIN/RCL INVESTMENT BCIP II CORP.

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

BAIN/RCL INVESTMENT BCIP II-B CORP.

By:	/S/ ED CONARD
Name: Ed Conard
Its: Managing Director

Signature Page to the Unit Purchase Agreement

BCIP TRUST ASSOCIATES II

By:	Bain Capital, Inc.
Its:	Managing Partner

By:	/S/ ED CONARD
	Name:	Ed Conard
	Its:	Managing Director

BCIP TRUST ASSOCIATES II-B

By:	Bain Capital, Inc.
Its:	Managing Partner

By:	/S/ ED CONARD
	Name:	Ed Conard
	Its:	Managing Director

BAIN CAPITAL FUND V, L.P.

By:	Bain Capital Partners V, L.P.
Its:	General Partner

By:	Bain Capital Investors, Inc.
Its:	General Partner

By:	/S/ ED CONARD
	Name:	Ed Conard
	Its:	Managing Director

Signature Page to the Unit Purchase Agreement

BRS/RCL INVESTMENT CORP.

By:	/S/ STEPHEN SHERRILL
	Name:	Stephen Sherrill
Its:

BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

By:	BRS Partners, L.P.
Its:	General Partner

By:	BRSE Associates, Inc.
Its:	General Partner

By:	/S/ STEPHEN SHERRILL
	Name:	Stephen Sherrill
Its:

BRUCE C. BRUCKMANN

*

DONALD J. BRUCKMANN

*

BCB FAMILY PARTNERS, L.P.

By:	*
Name:
Its:

Signature Page to the Unit Purchase Agreement

NAZ FAMILY PARTNERS, L.P.

By: *
Name:
Its:

HAROLD O. ROSSER

*

H. VIRGIL SHERRILL

*

STEPHEN C. SHERRILL

*

NANCY A. ZWENG

*

PAUL KAMINSKI

*

JOHN RICE EDMONDS

*

Signature Page to the Unit Purchase Agreement

BRS, INC.

By:	*
Name:
Its:

SUSAN KAIDER

*

WALKER C. SIMMONS

*

MARILENA TIBREA

*

ELIZABETH MCSHANE

*

BEVERLY PLACE

*

* By:	/S/ STEPHEN SHERRILL
Name:	Stephen Sherrill
Title:	Attorney-in-Fact/Officer

Signature Page to the Unit Purchase Agreement

THOMAS F. L’ESPERANCE

/S/ THOMAS F. L’ESPERANCE

HERMAN W. BEACH

/S/ HERMAN W. BEACH

JEFFREY J. BROTHERS

/S/ JEFFREY J. BROTHERS

R. SCOTT GASTER

/S/ R. SCOTT GASTER

BRUCE P. ROUNDS

/S/ BRUCE P. ROUNDS

ROBERT T. WALLACE

/S/ ROBERT T. WALLACE

SCOTT L. SPILLER

/S/ SCOTT L. SPILLER

DAVID A. DOCKREY

/S/ DAVID A. DOCKREY

Signature Page to the Unit Purchase Agreement

DARWIN K. GILMORE

/S/ DARWIN K. GILMORE

LEE E. WILSON

/S/ LEE E. WILSON

RICHARD J. CASEY

/S/ RICHARD J. CASEY

JAY B. MCDONALD

/S/ JAY B. MCDONALD

KIM M. SHADY

/S/ KIM M. SHADY

D. MARK FREESMAN

/S/ D. MARK FREESMAN

ALBERT C. RIOS

/S/ ALBERT C. RIOS

PATTI ANDRESEN-SHEW

/S/ PATTI ANDRESEN-SHEW

Signature Page to the Unit Purchase Agreement

STIFEL, NICOLAUS CUSTODIAN FOR THOMAS F. L’ESPERANCE ROTH IRA

By:	/S/ AUTHORIZED SIGNATORY
Name:
Its:

ROBERT W BAIRD & CO INC TTEE PAULA K. L’ESPERANCE IRA

By:	/S/ ANDREW E. DENNY
	Name:	Andrew E. Denny
	Its:	First Vice President-Investments Senior Investment Consultant

STIFEL, NICOLAUS CUSTODIAN FOR SCOTT L. SPILLER IRA

By:	/S/ AUTHORIZED SIGNATORY
Name:
Its:

Signature Page to the Unit Purchase Agreement

STIFEL, NICOLAUS CUSTODIAN FOR BRUCE P. ROUNDS ROTH IRA

By:	/S/ AUTHORIZED SIGNATORY
Name:
Its:

DELAWARE CHARTER GUARANTEE AND TRUST COMPANY, TTEE FOR JEFFREY J. BROTHERS IRA

By:	/S/ KRISTIN WARREN
	Name:	Kristin Warren
Its:

ROBERT W. BAIRD & CO. INC. TTEE FBO R. SCOTT GASTER IRA

By:	/S/ ROBERT B. GEENEN JR.
	Name:	Robert B. Geenen Jr.
	Its:	Senior Vice President/Branch Manager

EDWARD D. JONES & CO., CUST FBO ROBERT T. WALLACE ROTH IRA

By:	/S/ JENNIFER DURHAM
	Name:	Jennifer Durham
	Its:	LP Analyst

WILLIAM J. PRZYBYSZ

/S/ WILLIAM J. PRZYBYSZ

Signature Page to the Unit Purchase Agreement

ROBERT J BAUDHUIN

/S/ ROBERT J BAUDHUIN

DANIEL T AGNELLO

/S/ DANIEL T AGNELLO

TODD J KAULL

/S/ TODD J KAULL

RICHARD L PYLE

/S/ RICHARD L PYLE

WILLIAM E BITTNER

/S/ WILLIAM E BITTNER

PAUL J LARKIN

/S/ PAUL J LARKIN

WILLIAM J QUANDT

/S/ WILLIAM J QUANDT

GARY B LUCKOW, JR

/S/ GARY B LUCKOW, JR

Signature Page to the Unit Purchase Agreement

TIMOTHY K STUDT

/S/ TIMOTHY K STUDT

JEFFREY E THOMS

/S/ JEFFREY E THOMS

PETER J TOONEN

/S/ PETER J TOONEN

TODD RICE

/S/ TODD RICE

Signature Page to the Unit Purchase Agreement

SCHEDULES TO UNIT PURCHASE AGREEMENT

These Schedules relate to certain matters concerning the disclosures required by and the transactions contemplated by that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of December 7, 2004, by and among ALH Holding Inc., a Delaware corporation, Alliance Laundry Holdings LLC, a Delaware limited liability company, and the other persons party thereto. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

If and to the extent any information required to be furnished in any schedule is contained in the Purchase Agreement or in any other schedule attached hereto, such information shall be deemed to be included in all schedules to which the information is readily apparent to be applicable. Furthermore, all information contained in the SEC Reports that include the Latest Balance Sheet or the Audited Balance Sheet shall be deemed to be included in all schedules attached hereto to which the information contained in such reports is reasonably apparent to be applicable. Pursuant to the terms of Section 6.06 of the Purchase Agreement, the Company may update the attached schedules from time to time prior to the Closing. In the event of any such updates, the attached schedules shall be deemed modified by the matters disclosed in such updated schedules in accordance with the provisions of Section 6.06 of the Purchase Agreement.

The fact that any item of information is disclosed in any of the schedules shall not be construed (i) to mean that such disclosure is required by the Purchase Agreement, including without limitation in order to render any representation or warranty true or correct or (ii) to constitute a representation or warranty as to the materiality of any item so disclosed. No disclosure in the schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Matters reflected in the schedules are not necessarily limited to matters required by the Agreement to be reflected in the schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. In no event shall the listing of such matters in the schedules be deemed or interpreted to expand the scope of the Sellers’ or the Company’s representations and warranties contained in the Purchase Agreement. The schedule headings contained herein are for reference purposes only and do not broaden or otherwise affect any of the provisions of the Agreement.

All attachments to the schedules are hereby incorporated by reference into the schedules in which they are directly or indirectly referenced.

Capitalization Schedule

See attached worksheet.

Alliance Laundry Holdings LLC (as of December 7, 2004)

Name	Preferred Units	Class L Units	2003 Class M Units	Class A Units	1998 Class B Units	2003 Class B Units	Class C Units	First/ Second %age	Third %age	Fourth %age
TCW Shared Opportunity Fund IV, L.P.	1,809.9202	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
TCW Shared Opportunity Fund IVB, L.P.	429.7415	—	—	—			—	0.000000%	0.000000%	0.000000%
TCW Shared Opportunity Fund III, L.P.	311.5478	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
TCW SHOP III Subsidiary Investment, Inc.	118.0219	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
TCW SHOP IV Subsidiary Investment, Inc.	330.7686	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
Sankaty Alliance Corp.	3,000.00	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%

Bain/RCL, L.L.C.	—	3,382.079	—	30,438.708	—	—	—	60.101904%	57.134239%	54.130970%
BRS/RCL Investment Corp.	—	1,565.165	—	14,086.475	—	—	—	—	—	—
Bruckmann, Rosser, Sherrill & Co., L.P.	—	—	—	—	—	—	—	27.814074%	26.440693%	25.050820%
Bruce C. Bruckmann	—	32.930	—	296.416	—	—	—	0.585189%	0.556294%	0.527126%
Donald J. Bruckmann	—	4.344	—	39.055	—	—	—	0.077196%	0.073384%	0.069461%
BCB Family Partners, L.P.	—	1.871	—	16.786	—	—	—	0.033249%	0.031607%	0.029861%
NAZ Family Partners, L.P.	—	0.903	—	8.107	—	—	—	0.016047%	0.015255%	0.014421%
Harold O. Rosser	—	6.506	—	58.582	—	—	—	0.115616%	0.109907%	0.104175%
H. Virgil Sherrill	—	21.699	—	195.283	—	—	—	0.385606%	0.366566%	0.347285%
Stephen C. Sherrill	—	33.410	—	300.736	—	—	—	0.593719%	0.564403%	0.534809%
Nancy A. Zweng	—	1.301	—	11.720	—	—	—	0.023120%	0.021978%	0.020840%
Paul Kaminski	—	4.778	—	42.954	—	—	—	0.084908%	0.080716%	0.076396%
John Rice Edmonds	—	1.192	—	10.739	—	—	—	0.021183%	0.020137%	0.019096%
BRS, Inc.	—	0.090	—	0.812	—	—	—	0.001599%	0.001520%	0.001444%
Susan Kaider	—	0.110	—	1.000	—	—	—	0.001955%	0.001858%	0.001777%
Walker C. Simmons	—	1.110	—	10.000	—	—	—	0.019725%	0.018751%	0.017782%
Marilena Tibrea	—	0.236	—	2.148	—	—	—	0.004194%	0.003987%	0.003816%
Elizabeth McShane	—	0.240	—	2.160	—	—	—	0.004265%	0.004054%	0.003841%
Beverly Place	—	0.240	—	2.160	—	—	—	0.004265%	0.004054%	0.003841%

Thomas F. L’Esperance	—	232.475	73.545	1,372.304	937.474	703.150	997.313	4.131243%	5.169666%	5.312055%
Herman W. Beach	—	51.700	—	465.300	155.168	—	165.072	0.918745%	0.873380%	1.075821%
Jeffrey J. Brothers	—	39.445	28.557	335.000	420.247	273.031	447.071	0.700965%	1.148773%	1.754622%
R. Scott Gaster	—	33.104	27.811	172.379	387.920	265.889	412.681	0.588281%	1.029051%	1.419829%
Bruce P. Rounds	—	43.307	28.146	239.760	387.920	269.099	412.681	0.769596%	1.207072%	1.549678%
Robert T. Wallace	—	57.034	28.182	313.296	355.594	269.437	378.291	1.013534%	1.439574%	1.638205%
Scott L. Spiller	—	4.053	26.926	36.474	355.594	257.438	378.291	0.072025%	0.523335%	1.089132%
David A. Dockrey	—	14.223	—	128.000	—	—	—	0.252753%	0.240272%	0.227631%
Darwin K. Gilmore	—	11.829	—	106.460	—	—	—	0.210210%	0.199830%	0.189324%
Lee E. Wilson	—	11.668	—	105.008	—	—	—	0.207349%	0.197110%	0.186743%
Richard J. Casey	—	4.612	—	41.507	—	—	—	0.081958%	0.077912%	0.073815%
Jay B. McDonald	—	4.406	—	39.647	—	—	—	0.078298%	0.074432%	0.070508%
Kim M. Shady	—	3.652	—	32.872	—	—	—	0.064899%	0.061694%	0.058458%
D. Mark Freesman	—	4.847	—	43.622	—	—	—	0.086135%	0.081881%	0.077576%
Albert C. Rios	—	4.270	—	38.419	—	—	—	0.075881%	0.072134%	0.068325%
Patti Andresen-Shew	—	4.199	—	37.793	—	—	—	0.074619%	0.070935%	0.067209%
Stifel, Nicolaus Custodian for Thomas F. L’Esperance IRA	—	—	—	361.220	—	—	—	0.000000%	0.000000%	0.578141%
Robert W. Baird & Co. Inc. TTEE Paula K. L’Esperance IRA	—	—	—	358.790	—	—	—	0.000000%	0.000000%	0.574252%
Stifel, Nicolaus Custodian for Scott L. Spiller IRA	—	23.711	—	213.400	—	—	—	0.421361%	0.400555%	0.379502%
Stifel, Nicolaus Custodian for Bruce P. Rounds ROTH IRA	—	5.556	—	200.000	—	—	—	0.098734%	0.093859%	0.328997%

Delaware Charter Guarantee and Trust Company, TTEE for Jeffrey J. Brothers IRA	—	7.008	—	83.066	—	—	—	0.124537%	0.118388%	0.144166%
Robert W. Baird & Co. Inc. TTEE FBO R. Scott Gaster IRA	—	7.938	—	197.000	—	—	—	0.141064%	0.134098%	0.328008%
Edward D. Jones & Co., Cust FBO Robert T. Wallace Roth IRA	—	—	—	200.000	—	—	—	0.000000%	0.000000%	0.320105%
William J. Przybysz	—	—	23.444	—	120.433	224.145	128.120	0.000000%	0.396045%	0.589028%
Robert J. Baudhuin	—	—	8.661	—	—	82.806	—	0.000000%	0.146312%	0.146395%

Alliance Laundry Holdings LLC (as of December 7, 2004)

Name	Preferred Units	Class L Units	2003 Class M Units	Class A Units	1998 Class B Units	2003 Class B Units	Class C Units	First/Second %age	Third %age	Fourth %age
Daniel T. Agnello	—	—	7.424	—	—	70.976	—	0.000000%	0.125415%	0.125481%
Todd J. Kaull	—	—	6.186	—	—	59.147	—	0.000000%	0.104502%	0.104567%
Richard L. Pyle	—	—	6.186	—	—	59.147	—	0.000000%	0.104502%	0.104567%
William E. Bittner	—	—	4.949	—	—	47.318	—	0.000000%	0.083605%	0.083655%
Paul J. Larkin	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
William J. Quandt	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
Gary B. Luckow, Jr.	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
Timothy K. Studt	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
Jeffrey E. Thoms	—	—	2.475	—	—	23.659	—	0.000000%	0.041811%	0.041828%
Peter J. Toonen	—	—	2.475	—	—	23.659	—	0.000000%	0.041811%	0.041828%
Todd Rice	—	—	2.475	—	—	23.659	—	0.000000%	0.041811%	0.041828%
Total:	6,000.000	5,627.241	292.290	50,645.158	3,120.350	2,794.512	3,319.520	100.000000%	100.000000%	100.000000%

Bruckman, Rosser, Sherrill & Co, L.P. holds a PEF Option to purchase all of the Common Units of the Company owned by BRS/RCL Investment Corp.

Bain Capital Fund V, L.P. holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment V Corp. with respect to its equity investment in Bain/RCL, L.L.C.

Bain Capital Fund V, L.P. holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment V-B Corp. with respect to its equity investment in Bain/RCL, L.L.C.

BCIP Trust Associates II holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment BCIP II Corp. with respect to its equity investment in Bain/RCL, L.L.C.

BCIP Trust Associates II-B holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment BCIP II-B Corp. with respect to its equity investment in Bain/RCL, L.L.C.

Alliance Laundry Holdings LLC (as of Closing)

Name	Preferred Units	Class L Units	2003 Class M Units	Class A Units	1998 Class B Units	2003 Class B Units	Class C Units	First/ Second %age	Third %age	Fourth %age
TCW Shared Opportunity Fund IV, L.P.	1,809.9202	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
TCW Shared Opportunity Fund IVB, L.P.	429.7415	—	—	—			—	0.000000%	0.000000%	0.000000%
TCW Shared Opportunity Fund III, L.P.	311.5478	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
TCW SHOP III Subsidiary Investment, Inc.	118.0219	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
TCW SHOP IV Subsidiary Investment, Inc.	330.7686	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
Sankaty Alliance Corp.	3,000.00	—	—	—	—	—	—	0.000000%	0.000000%	0.000000%
Bain/RCL, L.L.C.*	—	3,382.079	—	30,438.708	—	—	—	60.101904%	57.134239%	54.130969%
	(% of Bain/RCL)
Bain/RCL Investment V Corp.	19.2%	649.284	—	5,843.559	—	—	—	—	—	—
Bain Capital Fund V, L.P.	—	—	—	—	—	—	—	11.538236%	10.968510%	10.391949%
Bain/RCL Investment V-B Corp.	50.0%	1,690.732	—	15,216.587	—	—	—	—	—	—
Bain Capital Fund V, L.P.	—	—	—	—	—	—	—	30.045489%	28.561926%	27.060564%
Bain/RCL Investment BCIP II Corp.	5.5%	186.981	—	1,682.832	—	—	—	—	—	—
BCIP Trust Associates II	—	—	—	—	—	—	—	3.322790%	3.158720%	2.992681%
Bain/RCL Investment BCIP II-B Corp.	1.3%	44.721	—	402.487	—	—	—	—	—	—
BCIP Trust Associates II-B	—	—	—	—	—	—	—	0.794720%	0.755479%	0.715767%
BCIP Associates II	19.4%	656.708	—	5,910.372	—	—	—	11.670161%	11.093921%	10.510767%
BCIP Associates II-B	2.8%	96.184	—	865.659	—	—	—	1.709264%	1.624865%	1.539454%
Maple Street Partners LLC	0.8%	27.845	—	250.607	—	—	—	0.494829%	0.470396%	0.445670%
Randolph Street Partners II	0.9%	29.623	—	266.603	—	—	—	0.526414%	0.500421%	0.474117%

BRS/RCL Investment Corp. (and Fund)	—	1,565.165	—	14,086.476	—	—	—	—	—	—
Bruckmann, Rosser, Sherrill & Co., L.P.	—	—	—	—	—	—	—	27.814074%	26.440693%	25.050821%
Bruce C. Bruckmann	—	32.930	—	296.416	—	—	—	0.585189%	0.556294%	0.527126%
Donald J. Bruckmann	—	4.344	—	39.055	—	—	—	0.077196%	0.073384%	0.069461%
BCB Family Partners, L.P.	—	1.871	—	16.786	—	—	—	0.033249%	0.031607%	0.029861%
NAZ Family Partners, L.P.	—	0.903	—	8.107	—	—	—	0.016047%	0.015255%	0.014421%
Harold O. Rosser	—	6.506	—	58.582	—	—	—	0.115616%	0.109907%	0.104175%
H. Virgil Sherrill	—	21.699	—	195.283	—	—	—	0.385606%	0.366566%	0.347285%
Stephen C. Sherrill	—	33.410	—	300.736	—	—	—	0.593719%	0.564403%	0.534809%
Nancy A. Zweng	—	1.301	—	11.720	—	—	—	0.023120%	0.021978%	0.020840%
Paul Kaminski	—	4.778	—	42.954	—	—	—	0.084908%	0.080716%	0.076396%
John Rice Edmonds	—	1.192	—	10.739	—	—	—	0.021183%	0.020137%	0.019096%
BRS, Inc.	—	0.090	—	0.812	—	—	—	0.001599%	0.001520%	0.001444%
Susan Kaider	—	0.110	—	1.000	—	—	—	0.001955%	0.001858%	0.001777%
Walker C. Simmons	—	1.110	—	10.000	—	—	—	0.019725%	0.018751%	0.017782%
Marilena Tibrea	—	0.236	—	2.148	—	—	—	0.004194%	0.003987%	0.003816%
Elizabeth McShane	—	0.240	—	2.160	—	—	—	0.004265%	0.004054%	0.003841%
Beverly Place	—	0.240	—	2.160	—	—	—	0.004265%	0.004054%	0.003841%

Thomas F. L’Esperance	—	232.475	73.545	1,372.304	937.474	703.150	998.033	4.131243%	5.169666%	5.312055%
Herman W. Beach	—	51.700	—	465.300	155.168	—	165.072	0.918745%	0.873380%	1.075821%
Jeffrey J. Brothers	—	39.445	28.557	335.000	420.247	273.031	447.071	0.700965%	1.148773%	1.754622%
R. Scott Gaster	—	33.104	27.811	172.379	387.920	265.889	412.681	0.588281%	1.029051%	1.419829%
Bruce P. Rounds	—	43.307	28.146	239.760	387.920	269.099	412.681	0.769596%	1.207072%	1.549678%
Robert T. Wallace	—	57.034	28.182	313.296	355.594	269.437	378.291	1.013534%	1.439574%	1.638205%
Scott L. Spiller	—	4.053	26.926	36.474	355.594	257.438	378.291	0.072025%	0.523335%	1.089132%
David A. Dockrey	—	14.223	—	128.000	—	—	—	0.252753%	0.240272%	0.227631%
Darwin K. Gilmore	—	11.829	—	106.460	—	—	—	0.210210%	0.199830%	0.189324%
Lee E. Wilson	—	11.668	—	105.008	—	—	—	0.207349%	0.197110%	0.186743%
Richard J. Casey	—	4.612	—	41.507	—	—	—	0.081958%	0.077912%	0.073815%
Jay B. McDonald	—	4.406	—	39.647	—	—	—	0.078298%	0.074432%	0.070508%
Kim M. Shady	—	3.652	—	32.872	—	—	—	0.064899%	0.061694%	0.058458%
D. Mark Freesman	—	4.847	—	43.622	—	—	—	0.086135%	0.081881%	0.077576%
Albert C. Rios	—	4.270	—	38.419	—	—	—	0.075881%	0.072134%	0.068325%
Patti Andresen-Shew	—	4.199	—	37.793	—	—	—	0.074619%	0.070935%	0.067209%
Stifel, Nicolaus Custodian for Thomas F. L’Esperance IRA	—	—	—	361.220	—	—	—	0.000000%	0.000000%	0.578141%
Robert W. Baird & Co. Inc. TTEE Paula K. L’Esperance IRA	—	—	—	358.790	—	—	—	0.000000%	0.000000%	0.574252%

Stifel, Nicolaus Custodian for Scott L. Spiller IRA	—	23.711	—	213.400	—	—	—	0.421361%	0.400555%	0.379502%
Stifel, Nicolaus Custodian for Bruce P. Rounds ROTH IRA	—	5.556	—	200.000	—	—	—	0.098734%	0.093859%	0.328997%
Delaware Charter Guarantee and Trust Company, TTEE for Jeffrey J. Brothers IRA	—	7.008	—	83.066	—	—	—	0.124537%	0.118388%	0.144166%
Robert W. Baird & Co. Inc. TTEE FBO R. Scott Gaster IRA	—	7.938	—	197.000	—	—	—	0.141064%	0.134098%	0.328008%
Edward D. Jones & Co., Cust FBO Robert T. Wallace Roth IRA	—	—	—	200.000	—	—	—	0.000000%	0.000000%	0.320105%
William J. Przybysz	—	—	23.444	—	120.433	224.145	128.120	0.000000%	0.396045%	0.589028%
Robert J. Baudhuin	—	—	8.661	—	—	82.806	—	0.000000%	0.146312%	0.146395%
Daniel T. Agnello	—	—	7.424	—	—	70.976	—	0.000000%	0.125415%	0.125481%
Todd J. Kaull	—	—	6.186	—	—	59.147	—	0.000000%	0.104502%	0.104567%
Richard L. Pyle	—	—	6.186	—	—	59.147	—	0.000000%	0.104502%	0.104567%
William E. Bittner	—	—	4.949	—	—	47.318	—	0.000000%	0.083605%	0.083655%
Paul J. Larkin	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
William J. Quandt	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
Gary B. Luckow, Jr.	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
Timothy K. Studt	—	—	3.712	—	—	35.488	—	0.000000%	0.062708%	0.062741%
Jeffrey E. Thoms	—	—	2.475	—	—	23.659	—	0.000000%	0.041811%	0.041828%
Peter J. Toonen	—	—	2.475	—	—	23.659	—	0.000000%	0.041811%	0.041828%
Todd Rice	—	—	2.475	—	—	23.659	—	0.000000%	0.041811%	0.041828%

Total:	6,000.000	5,627.241	292.290	50,645.159	3,120.350	2,794.512	3,320.240	100.000000%	100.000000%	100.000000%

Bruckman, Rosser, Sherrill & Co, L.P. holds a PEF Option to purchase all of the Common Units of the Company owned by BRS/RCL Investment Corp.

Bain Capital Fund V, L.P. holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment V Corp. with respect to its equity investment in Bain/RCL, L.L.C.

Bain Capital Fund V, L.P. holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment V-B Corp. with respect to its equity investment in Bain/RCL, L.L.C.

BCIP Trust Associates II holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment BCIP II Corp. with respect to its equity investment in Bain/RCL, L.L.C.

BCIP Trust Associates II-B holds a PEF Option to purchase all of the Common Units of the Company received by Bain/RCL Investment BCIP II-B Corp. with respect to its equity investment in Bain/RCL, L.L.C.

* As stated in the Consideration Allocation and Mechanics Schedule, this entity will dissolve prior to the Closing. Information regarding it on this table should be disregarded. Consult Chart II regarding the ownership structure of Bain/RCL, L.L.C.

See the Consideration Allocation and Mechanics Schedule regarding the transactions with respect to the PEF Options to be consummated at the Closing.

See the Consideration Allocation and Mechanics Schedule regarding the transactions with respect to the PEF Options to be consummated at the Closing.

Chart I

BCIP Trust Associates II-B
Option*
Option*
Bain/RCL Investment BCIP II-B Corp.
BCIP Trust Associates II
Bain/RCL Investment BCIP II Corp.
Bain Capital Fund V, L.P.
Options*
Bain/RCL Investment V-B Corp.
Bain/RCL Investment V Corp.
BCIP Associates II-B
BCIP Associates II
Maple Street Partners LLC
Randolph Street Partners II
Bruckmann, Rosser, Sherrill & Co., L.P.
Option
BRS/RCL Investment Corp.
Bain/RCL, L.L.C.
All other unitholders (e.g., management and individual investors)
Alliance Laundry Holdings LLC
= Corporations
* = Options are for a portion of the underlying interest

Chart II

BCIP Trust Associates II-B
Option*
Option*
Bain/RCL Investment BCIP II-B Corp.
BCIP Trust Associates II
Bain/RCL Investment BCIP II Corp.
Bain Capital Fund V, L.P.
Options*
Bain/RCL Investment V-B Corp.
Bain/RCL Investment V Corp.
BCIP Associates II-B
BCIP Associates II
Maple Street Partners LLC
Randolph Street Partners II
Bruckmann, Rosser, Sherrill & Co., L.P.
Option
BRS/RCL Investment Corp.
All other unitholders (e.g., management and individual investors)
Alliance Laundry Holdings LLC
= Corporations
* = Options are for a portion of the underlying interest

Consideration Allocation and Mechanics Schedule

Part I.	TRANSACTIONS OCCURRING IMMEDIATELY PRIOR TO CLOSING

A. Existing Structure. As referenced in Sections 3.03 and 4.04 of the Purchase Agreement, the Capitalization Schedule sets forth the issued and outstanding Company Units and PEF Options held by each Seller as of the date of the Purchase Agreement. A schematic summarizing the existing structure is attached to this Schedule as Chart I.

B. Pre-Closing Transactions Which Involve Only Bain/RCL and its Members. In contemplation of the transfer of Company Units and Options to Buyer as set forth in the Purchase Agreement, the following transactions with respect to Bain/RCL, L.L.C. (“Bain/RCL”), currently a unitholder of the Company, will be deemed to occur as of immediately prior to the Closing:

(i) Bain/RCL shall repay all of the promissory notes issued by it to its members by transferring to such members strips of Common Units (each such strip to consist of one Class L Unit and 9 Class A Units) having an aggregate value (based on the Estimated Aggregate Closing Consideration) equal to the principal amount of such notes plus all accrued but unpaid interest thereon as of the Closing Date. Following this step, Bain/RCL shall have no other indebtedness.

(ii) Bain/RCL shall distribute to its members all remaining Common Units of the Company owned by it (after giving effect to the transactions described in clause (i) above), which distribution to be made in accordance with the LLC agreement of Bain/RCL, i.e. pro rata among such members according to their respective ownership interests in Bain/RCL and in strips of Common Units (each such strip to consist of one Class L Unit and 9 Class A Units).

(iii) Bain/RCL shall be deemed to have liquidated and, pursuant to Section 5(b)(i) of the various Call Option Agreements relating to Bain/RCL with respect to the PEF Options, the Interest (as defined in the Call Option Agreements) shall be deemed to refer to Alliance Laundry Holdings LLC.

The parties to the Bain/RCL PEF Options shall affect any amendments to such PEF Options that may be necessary or advisable to consummate the transactions contemplated by this Schedule and the Purchase Agreement (including any change necessary to properly reflect the names of the parties to such PEF Options).

Once the final distributions are made from the Escrow, the aggregate value of the Common Units transferred in payment of the promissory notes pursuant to clause (i) shall be calculated and, if such value varies from the portion of the Estimated Aggregate Closing Consideration allocable to such Common Units, the number of Common Units distributed pursuant to clauses (i) and (ii) shall be deemed adjusted to reflect any such change in value, without any further action being required by any Seller or the Buyer, without liability or other obligation to Buyer and without any effect on the transfer of all Common Units and PEF Options to Buyer at Closing.

A schematic summarizing the structure after giving effect to the transactions described in this Part I.B is attached to this Schedule as Chart II.

Part II.	TRANSFERS AT CLOSING BY SELLERS TO BUYER

After giving effect to the transactions described in Part I.B above, the transfers contemplated by Section 1.01 of the Purchase Agreement shall be deemed to occur as follows :

1. The Sellers shall transfer to Buyer (and Buyer shall acquire) all of the Common Units owned by them, other than Common Units that are the subject of a PEF Option.

2. The Sellers holding PEF Options shall transfer to Buyer (and Buyer shall acquire) all of the PEF Options owned by them.

3. Buyer shall exercise the PEF Options and thereby acquire all of the Common Units that are the subject of such options.

Part III.	ALLOCATION OF CONSIDERATION AMONG THE SELLERS

A.	Payments at the Closing.

In accordance with Section 1.01 of the Purchase Agreement, Buyer shall deliver the Estimated Aggregate Closing Consideration to an account designated by the Seller Representative.

(i) General: The funds in such account (less any amounts withheld in accordance with Article 9 of the Purchase Agreement by the Seller Representative for the payment of incurred and expected costs and expenses and as otherwise permitted by Article 9) shall be distributed to the Sellers in accordance with the following distribution steps (capitalized terms not otherwise defined herein or in the Purchase Agreement shall have the meanings given to such terms in the LLC Agreement for purposes of this Schedule):

First, to the holders of Class L Units outstanding as of the Closing, until such holders receive an amount equal to the aggregate Unreturned Capital with respect to all outstanding Class L Units, which amount shall be distributed pro rata among the holders of Class L Units based on the holders’ pro rata shares of aggregate Unreturned Capital (i.e., in accordance with the percentages set forth under the column labeled First/Second Distribution Participation Percentage on the Capitalization Schedule). (The total distribution pursuant to this step is $45,580,652.10, which is equal to 5,627.241 Class L Units times $8,100 of Unreturned Capital per Class L Unit.)

Second, to the holders of Class L Units outstanding as of the Closing Date, until such holders receive, in respect of the Unpaid Class L Yield accrued as of the Closing

Date with respect to all outstanding Class L Units, an amount equal to (A)(x) $9000 times (y) the number of outstanding Class L Units (i.e., 5,627.241 Class L Units), minus (B) all amounts payable to the holders of Class L Units under the First distribution step above, which amount shall be distributed pro rata among the holders of Class L Units based on the holders’ pro rata shares of aggregate Unpaid Class L Yield (i.e., in accordance with the percentages set forth under the column labeled First/Second Distribution Participation Percentage on the Capitalization Schedule). (The total distribution pursuant to this step is $5,064,516.90, which is equal to 5,627.241 Class L Units times $900 (i.e., $9000 - $8100).)

Third, to the holders of Class L Units and Class M Units outstanding as of the Closing, pro rata among them based on the number of outstanding Class L Units and Class M Units held by such holders as of the Closing (i.e., in accordance with the percentages set forth under the column labeled Third Distribution Participation Percentage on the Capitalization Schedule), until the holders of outstanding Class L Units receive an amount equal to the remaining Unpaid Class L Yield as of the Closing on the outstanding Class L Units (after taking into account the distribution in respect of Unpaid Class L Yield in the Second distribution step above).

Fourth, to the holders of Class L Units, Class M Units, Class A Units, and Class B Units, all remaining amounts, pro rata among them based on the holders’ pro rata ownership of the number of Class L Units, Class M Units, Class A Units, and Class B Units outstanding as of the Closing (i.e., in accordance with the percentages set forth under the column labeled Fourth Distribution Participation Percentage on the Capitalization Schedule).

For clarification, no distributions will be made in respect of the Class C Units because the Target C Multiple has not been achieved and such Class C Units are not deemed to be outstanding Common Units under the LLC Agreement.

(ii) Treatment of PEF Options and Common Units Subject to the PEF Options. Each Seller owning Common Units subject to a PEF Option shall not receive any amounts in respect of such Common Units pursuant to the distribution steps above (but shall receive the exercise price for such PEF Option as described below). Each Seller transferring a PEF Option to Buyer shall receive an amount equal to (x) the amount such Seller would have received had such Seller owned the Common Units subject to such PEF Option and participated in the distribution steps described above, minus (y) the exercise price of such PEF Option. Each Seller owning Common Units subject to a PEF Option shall receive in respect of such PEF Option an amount equal to the exercise price thereof. Each holder of PEF Options shall provide Buyer with the amount of the exercise price payable with respect to such PEF Option prior to the Closing.

(iii) Rollover Transactions. The Rollover Amounts of the Rollover Sellers are as follows:

Rollover Seller	Rollover Amount
Thomas F. L’Esperance	$3,000,000
Jeffrey J. Brothers	$800,000
Bruce P. Rounds	$600,000
William J. Przybysz	$140,000
R. Scott Gaster	$700,000
Robert T. Wallace	$950,000
Scott L. Spiller	$1,200,000
Total:	$7,390,000

With respect to each Rollover Seller, (A) the amount otherwise payable to such Rollover Seller pursuant to the distribution steps above shall be reduced by their respective Rollover Amounts, and (B) such Rollover Seller shall receive their respective Rollover Shares.

In the event that, prior to Closing, Buyer agrees to add additional management Rollover Sellers to the foregoing list of Rollover Sellers, Buyer and the Seller Representative shall amend this Schedule prior to Closing to reflect such additional Rollover Sellers and the applicable Rollover Amounts.

B.	Payments After the Closing:

Any payment to the Seller Representative pursuant to Article 1, general distributions from the Escrow to the Seller Representative after the Closing pursuant to Article 1, Article 10, or otherwise, and any payout of amounts withheld by the Seller Representative in accordance with Article 9 (net of any amount owing to the Seller Representative by one or more Sellers pursuant to Article 9) shall be distributed by the Seller Representative to the Sellers based on the Sellers’ pro rata ownership of the number of Class L Units, Class M Units, Class A Units, and Class B Units outstanding as of the Closing (i.e., in accordance with the percentages set forth under the column labeled Fourth Distribution Participation Percentage on the Capitalization Schedule).

Any amounts incurred by the Seller Representative in accordance with the Article 9 shall be reimbursed by all Sellers based on the Sellers’ pro rata ownership of the number of Class L Units, Class M Units, Class A Units, and Class B Units outstanding as of the Closing (i.e., in accordance with the percentages set forth under the column labeled Fourth Distribution Participation Percentage on the Capitalization Schedule), other than amounts incurred in respect of one or more particular Sellers, which amount shall be allocated among such particular Sellers as determined in good faith by the Seller Representative.

Each Seller that held Common Units subject to a PEF Option prior to Closing shall not receive or reimburse any amount in respect of such Common Units pursuant to the preceding two paragraphs. Instead, any such amount required to be paid or reimbursed in respect of such Common Units shall be paid to or reimbursed by the Seller that held such PEF Option prior to Closing, and any such payment or reimbursement shall be treated as an adjustment to the sale price of such PEF Option, without any further action being required by any Seller or Buyer.

Part IV.	CLOSING FEES TO CERTAIN SELLERS

At the Closing, the Company shall pay Bain Capital, Inc. (or an Affiliate identified by it) a closing fee of $4,500,000, and the Company shall pay Bruckmann, Rosser, Sherrill & Co, Inc. (which is an Affiliate of BRS/RCL Investment Corp.) a closing fee of $2,250,000.

Required Consents Schedule

As further described on the Authorization Schedule, amendment of the Pooling and Servicing Agreement, dated November 26, 2002, by and among Alliance Laundry Systems LLC, as servicer and originator, Alliance Laundry Equipment Receivables 2002 LLC, as transferor, and Alliance Laundry Equipment Receivables Trust 2002-A, as issuer will be required.

As further described on the Authorization Schedule, amendment of the Pooling and Servicing Agreement, dated November 28, 2000, by and among Alliance Laundry Systems LLC, as servicer and originator, Alliance Laundry Equipment Receivables LLC, as seller, and Alliance Laundry Equipment Receivables Trust 2000-A, as issuer will be required.

Subsidiary Schedule

Subsidiaries:

The Company owns 100% of the issued and outstanding equity interests of Alliance Laundry Systems LLC, a Delaware limited liability company (“Systems”).

Systems owns 100% of the issued and outstanding equity interests of Alliance Laundry Corporation, a Delaware corporation.

Systems owns 100% of the issued and outstanding equity interests of Alliance Laundry Equipment Receivables LLC, a Delaware limited liability company (“ALER”).

ALER owns an interest in Alliance Laundry Equipment Receivables Trust 2000-A.

Systems owns 100% of the issued and outstanding equity interests of Alliance Laundry Equipment Receivables 2002 LLC, a Delaware limited liability company (“ALER 2002”).

ALER 2002 an interest in Alliance Laundry Equipment Receivables Trust 2002-A.

Related Party Disclosure:

Alliance Laundry Holdings, Inc., a Delaware corporation is a stand alone entity (with the same Board of Managers as the Company) that will be dissolved if the pending IDS offering is abandoned.

Authorization Schedule

The transactions contemplated by the Purchase Agreement will require consent under the following agreements:*

•	Amended and Restated Credit Agreement, dated as of August 2, 2002, by and among the Company, certain Subsidiaries of the Company, Lehman Commercial Paper, Inc. as syndication agent, Fleet National Bank and LaSalle Bank National Association as documentation agents, General Electric Capital Corporation as administrative agent, and other lenders party thereto (the “Senior Credit Facility”).

•	Indenture, dated as of May 5, 1998, among Alliance Laundry Corporation, the Guarantors and United States Trust Company of New York (the “Indenture”).

•	Amended and Restated Junior Subordinated Promissory Notes of the Company, originally issued on May 5, 1998 in an aggregate original principal amount of $9,000,000 (the “Junior Notes”).

The Promissory Note, dated June 28, 2000 and made by Alliance Laundry Systems LLC pursuant to that certain Wisconsin Community Development Block Grant Agreement, contains a restriction on pledging the assets which provide security to the lender under this note; a refinancing of the Company’s and its Subsidiaries’ existing indebtedness would need to accommodate this restriction.

The Shared Services Agreement, dated as of August 3, 2001 and made by Alliance Laundry Systems LLC and Alliant Energy-Wisconsin Power & Light Capital, contains a restriction on pledging the assets which provide security to the lender under this agreement; a refinancing of the Company’s and its Subsidiaries’ existing indebtedness would need to accommodate this restriction.

Pursuant to the Pooling and Servicing Agreement, dated November 26, 2002, by and among Alliance Laundry Systems LLC, as servicer and originator, Alliance Laundry Equipment Receivables 2002 LLC, as transferor, and Alliance Laundry Equipment Receivables Trust 2002-A, as issuer, a sale of the Company could require the consent of the control party (Ambac Assurance Corporation) if the Company’s capital structure following such a sale caused the financial covenants specified in Section 3.07(i) not to be met. Likewise, such financial covenants in Section 3.07(i) of said agreement may need to be amended or waived to reflect the Company’s new capital structure following such a sale.

Pursuant to the Pooling and Servicing Agreement, dated November 28, 2000, by and among Alliance Laundry Systems LLC, as servicer and originator, Alliance Laundry Equipment Receivables LLC, as seller, and Alliance Laundry Equipment Receivables Trust 2000-A, as

*	The Purchase Agreement contemplates that the indebtedness of the Company and its Subsidiaries pursuant to these agreements will be repaid at the Closing.

issuer; a sale of the Company could require the consent of the insurer (Ambac Assurance Corporation), if the Company’s capital structure following such a sale caused the financial covenants specified in Section 3.07(i) not to be met and the Company’s ratings on its senior subordinate unsecured obligations are not less than CCC+ by Standard & Poor’s and Caa1 by Moody’s Investors Service. Likewise, such financial covenants in Section 3.07(i) of said agreement may need to be amended or waived to reflect the Company’s new capital structure following such a sale.

The amounts due Executive(s) under the Deferred Compensation Agreement(s) dated May 5, 1998 become immediately due and payable as of the date of the consummation of a Sale of the Company (as defined therein). Outstanding Deferred Compensation Agreements dated May 5, 1998 are as follows:

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Patti J. Andresen-Shew, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Jeffrey J. Brothers, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Richard J. Casey, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Thomas F. L’Esperance, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among R. Scott Gaster, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Jay B. McDonald, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Alberto C. Rios, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Bruce P. Rounds, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Kim M. Shady, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Robert T. Wallace, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

•	Deferred Compensation Agreement, dated as of May 5, 1998, by and among Lee E. Wilson, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

The date on which the transactions contemplated by the Purchase Agreement are consummated will constitute a Preferred Redemption Date (as such term is defined in the Alliance Laundry Holdings LLC Agreement).

The Alliance Laundry Holdings LLC Nonqualified Deferred Compensation Plan provides for a distribution as soon as administratively practicable following the occurrence of a change in control, based upon a qualifying change in control election.

Undisclosed Liabilities Schedule

None, other than the items disclosed on the Litigation and Environmental Compliance Schedules.

Developments Schedule

(a) None

(b) None

(c) None

(d) None, other than the sale of the Lave Rap tradename and trademark in Argentina, effective October 14, 2004 per a Trademark Assignment Agreement, dated as of July 29, 2004, by and between Alliance Laundry Systems LLC and Messrs. Marisa Fernandez and Ruben Fernandez.

(e) None

(f) None

(g) None

(h) None

(i) None, other than the Management Bonuses (which the Company intends to pay at the Closing in an aggregate amount of $6,176,100), the planned implementation of the Health Reimbursement Accounts referenced on the Employee Benefits Schedule, and the planned freeze of the Alliance Laundry Holdings LLC Nonqualified Deferred Compensation Plan referenced on the Compliance Schedule.

(j) None

(k) None

(l) None

(m) None

(n) The Massucci matter disclosed on the Litigation Schedule involves claims (by multiple plaintiffs) in excess of $1,000,000 (against multiple defendants).

(o) None, other than as noted above.

Real Property Schedule

Owned Real Property

Marianna, Florida

3595 Industrial Park Drive, Marianna, Florida. The Company or one of its Subsidiaries owns the buildings at this location but leases the underlying land. See Lease Agreement below.

Ripon, Wisconsin

All that real property identified on that certain Commitment for Title Insurance Number 222757 bearing an effective date of July 28, 2004 issued by Lawyers Title Insurance Corporation and as surveyed by Bock & Clark Surveyors on that certain ALTA/ACSM Land Title Survey Job No. 04-170 dated September 4, 2004 and last revised October 5, 2004; provided that, the Company or one of its Subsidiaries has sold the property known as Lot 11 in Ripon, Wisconsin.

Leased Real Property

All that real property commonly known as 3595 Industrial Park Drive, Marianna, Florida pursuant to and as legally described in that certain Lease Agreement, dated as of November 3, 1994, by and between Marianna Municipal Airport Development Authority, acting for and on behalf of the City of Marianna, as landlord, and UniMac Company, Inc., as original tenant (“UniMac”), as subsequently assigned pursuant to that certain Assignment of Lease, dated November 4, 1994, by UniMac, as assignor, to Speed Queen Company, as assignee (“Speed Queen”), as further assigned by way of merger by Speed Queen, as assignor, to Raytheon Appliances, Inc., as assignee (“Raytheon Appliances”), as further assigned pursuant to that certain Assignment of Lease, dated September 6, 1997, by Raytheon Appliances, as assignor, to Raytheon Commercial Laundry LLC, as assignee (“Raytheon Commercial”), as further assigned pursuant to that certain Assignment of Lease, dated May 1, 1998, by Raytheon Commercial, assignor, to Alliance Laundry Systems, as assignee/current tenant, and as extended pursuant to those certain letter notices dated September 10, 2004 and September 15, 2004 between landlord and tenant.

Contracts Schedule

(a)(i)

None

(a)(ii)

Agreement, dated as of March 1, 2004, by and between Alliance Laundry Systems LLC and The United Steelworkers of America, Local 1327.

(a)(iii)

Promissory Notes:

Promissory Note, dated as of May 5, 1998, issued by Patti Andresen-Shew to RCL Acquisitions, L.L.C. in the principal amount of $32,502.

Promissory Note, dated as of May 5, 1998, issued by Jeffrey J. Brothers to RCL Acquisitions, L.L.C. in the principal amount of $123,000

Promissory Note, dated as of May 5, 1998, issued by Richard J. Casey to RCL Acquisitions, L.L.C. in the principal amount of $37,962.

Promissory Note, dated as of May 5, 1998, issued by Thomas L’Esperance to RCL Acquisitions, L.L.C. in the principal amount of $719,133.

Promissory Note, dated as of May 5, 1998, issued by R. Scott Gaster to RCL Acquisitions, L.L.C. in the principal amount of $131,700.

Promissory Note, dated as of May 5, 1998, issued by Jay B. McDonald to RCL Acquisitions, L.L.C. in the principal amount of $36,456.

Promissory Note, dated as of May 5, 1998, issued by Alberto C. Rios to RCL Acquisitions, L.L.C. in the principal amount of $33,090.

Promissory Note, dated as of May 5, 1998, issued by Bruce P. Rounds to RCL Acquisitions, L.L.C. in the principal amount of $119,700.

Promissory Note, dated as of May 5, 1998, issued by Kim M. Shady to RCL Acquisitions, L.L.C. in the principal amount of $30,036.

Promissory Note, dated as of May 5, 1998, issued by Robert T. Wallace to RCL Acquisitions, L.L.C. in the principal amount of $101,500.

Promissory Note, dated as of May 5, 1998, issued by Lee E. Wilson to RCL Acquisitions, L.L.C. in the principal amount of $46,500.

Deferred Compensation Agreements

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Patti J. Andresen-Shew, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Jeffrey J. Brothers, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Richard J. Casey, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Thomas F. L’Esperance, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among R. Scott Gaster, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Jay B. McDonald, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Alberto C. Rios, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Bruce P. Rounds, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Kim M. Shady, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Robert T. Wallace, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

Deferred Compensation Agreement, dated as of May 5, 1998, by and among Lee E. Wilson, Alliance Laundry Holdings LLC, and Alliance Laundry Systems LLC.

2004 Incentive Plans

2004 Incentive Plan National Sales Manager, Jay McDonald.

2004 Incentive Plan National Sales Manager, Kim Shady.

2004 Incentive Plan National Account Sales Manager, Bill Brooks.

2004 Incentive Plan National Sales Manager, Craig Dakauskas.

2004 Incentive Plan National Sales Manager, Richard Casey.

2004 Incentive Plan Military & Special Accounts Sales Manager, Michael Toonen.

2004 Incentive Vice President—International Sales, Lee Wilson.

2004 Incentive Plan National Sales Manager, Kevin Hietpas.

2004 Incentive Plan National Sales Manager, Dave Phillips.

2004 Incentive Plan National Sales Manager, Chuck Melton (as disclosed in offer letter noted below)

2004 Incentive Plan Regional Sales Manager Quotas for the following individuals:

(a)	Billy Swails

(b)	Bob Israel

(c)	Steve Hietpas

(d)	Scott Peregoy

(e)	John Smith

(f)	Dan Bowe

(g)	Jeff Bailey

(h)	Rick Case

(i)	Tom Weisheipl

(j)	Mike Mitchell

(k)	Mark Schram

(l)	Scott Honeycutt

(m)	Mike Engh

(n)	Villy Jensen

(o)	Andrew Kan

(p)	Ghassan Majdalani

(q)	Nick Ubago

(r)	Jason Vanasse

(s)	Arnost Vasely (as disclosed in offer letter noted below)

(t)	Jason Fleck

(u)	Dean Rondorf

(v)	Joe Purbaugh

(w)	Travis Purgett

(x)	Pat Havlin

(y)	Jill Mason

(z)	Craig Matson (as disclosed in offer letter noted below)

(aa)	Jason Vanasse (as disclosed in offer letter noted below)

(bb)	Mark Freesman (as disclosed in offer letter noted below)

(cc)	Tom Yanzito (as disclosed in offer letter noted below)

Miscellaneous

Offer Letter, dated as of December 22, 2003, from Alliance Laundry Systems to Dean Rondorf.

Ajax RSM Plan, dated as of March 10, 2004, pertaining to Travis Purgett.

Offer Letter, dated as of March 16, 2004, from Alliance Laundry Systems to Jill R. Mason.

Offer Letter, dated as of July 16, 2004, from Alliance Laundry Systems to Mark Freesman.

Offer Letter, dated as of April 15, 2004, from Alliance Laundry Systems to Tom Yanzito.

Offer Letter, dated as of December 16, 2003, from Alliance Laundry Systems to Chuck Melton.

Offer Letter, dated as of June 17, 2004, from Alliance Laundry Systems to Craig Matson

Offer Letter, dated as of June 17, 2004, from Alliance Laundry Systems to Jason Vanasse

Offer Letter, dated as of September 13, 2004, from Alliance Laundry Systems to Arnost Vesely

(a)(iv)

Executive Purchase Agreements dated May 5, 1998:

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Pat Andresen-Shew.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Herman W. Beach.

IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Jeffrey J. Brothers, and Delaware Charter Guarantee and Trust Company, TTEE for Jeffrey J. Brothers, IRA.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Richard J. Casey.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and David A. Dockrey.

IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Thomas F. L’Esperance, and Stifel, Nicolaus Custodian for Thomas L’Esperance IRA and Stifel, Nicolaus Custodian for Paula K. L’Esperance IRA.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and D. Mark Freesman.

IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C., R. Scott Gaster, and Robert W. Baird & Co. Inc. TTEE FBO R. Scott Gaster IRA.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Darwin K. Gilmore.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Jay B. McDonald.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Alberto C. Rios.

IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Bruce P. Rounds, and Stifel, Nicolaus Custodian for Bruce P. Rounds IRA.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Kim M. Shady.

IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C.,Scott L. Spiller, and Stifel, Nicolaus Custodian for Scott Spiller IRA.

IRA and Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Robert T. Wallace, and Edward Jones, Cust FBO Robert T. Wallace, IRA.

Executive Unit Purchase Agreement, dated as of May 5, 1998, by and between RCL Acquisitions, L.L.C. and Lee E. Wilson.

Executive Unit Purchase Agreement, dated as of December, 2000, by and between Alliance Laundry Holdings LLC and William J. Przybysz.

Executive Unit Agreements dated August 1, 2003:

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Thomas F. L’Esperance.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Jeffrey Brothers.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Scott Gaster.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Bruce Rounds.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Robert Wallace.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Scott Spiller.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and William Przybysz.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Robert Baudhuin.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Daniel Agnello.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Todd Kaull.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Richard Pyle.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and William Bittner.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Paul Larkin.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and William Quandt.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Gary Luckow.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Timothy Studt.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Jeffery Thoms.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Peter Toonen.

2003 Executive Unit Agreement, dated as of August 1, 2003, by and between Alliance Laundry Holdings LLC and Todd Rice.

Executive Unit Repurchase Agreements dated February 24, 2004:

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Patti Andresen-Shew.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Richard Casey.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Scott Gaster.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Thomas F. L’Esperance.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Jay McDonald.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Alberto Rios.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Bruce Rounds.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Kim Shady.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Scott Spiller.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Robert Wallace.

Executive Unit Repurchase Agreement, dated as of February 24, 2004, by and between Alliance Laundry Holdings LLC and Lee Wilson.

(a)(v)

Employment Agreement, dated as of May 5, 1998, as amended, by and between Alliance Laundry Systems LLC and Thomas F. L’Esperance.

Termination Letters Dated May 4, 1998:

Letter, dated as of May 4, 1998, from Thomas F. L’Esperance to Bruce P. Rounds.

Letter, dated as of May 4, 1998, from Thomas F. L’Esperance to Rob Wallace.

Letter, dated as of May 4, 1998, from Thomas F. L’Esperance to Jeff Brothers.

Letter, dated as of May 4, 1998, from Thomas F. L’Esperance to R. Scott Gaster.

Letter, dated as of May 4, 1998, from Thomas F. L’Esperance to Scott Spiller.

Retention Program Participants

2003 Employee Retention Program, effective as of August 1, 2003, for Kim M. Shady.

2003 Employee Retention Program, effective as of August 1, 2003, for Jay B. McDonald.

2003 Employee Retention Program, effective as of August 1, 2003, for Lee E. Wilson.

2003 Employee Retention Program, effective as of August 1, 2003, for Richard J. Casey.

(a)(vi)

Reference is hereby made to the Senior Credit Facility disclosed on the Authorization Schedule.

Reference is hereby made to the Indenture disclosed on the Authorization Schedule.

Reference is hereby made to the Junior Notes disclosed on the Authorization Schedule.

Promissory Note dated June 28, 2000 made by Alliance Laundry Systems LLC pursuant to that certain Wisconsin Community Development Block Grant Agreement.

Shared Services Agreement dated as of August 3, 2001 made by Alliance Laundry Systems LLC and Alliant Energy-Wisconsin Power & Light Capital.

$80M Sr. Term Loan Hedge Agreement with Lehman Brothers Special Financing, Inc. dated December 12, 2002

CIBC World Markets interest rate cap hedge (INF-11255-480385) to support Alliance Laundry Equipment Receivables Trust 2002-A dated December 2, 2002.

Fleet National Bank Letter of Credit for the benefit of Sentry Insurance A Mutual Company (MS1343498) dated as of August 6, 2002, as amended.

Fleet National Bank Letter of Credit for the benefit of The Bank of New York as Indenture Trustee (MS1359471) dated as of December 3, 2002, as amended.

Fleet National Bank Letter of Credit for the Benefit of the Bank of America (MS1344063) dated as of August 6, 2002, as amended.

Intercreditor Agreement, dated as of November 26, 2002 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), acting in its capacity as the administrative agent under the Credit Agreement and The Bank of New York, a New York banking corporation, acting in its capacity as the Indenture Trustee under the Indenture

Off Balance Sheet Agreements and related Indentures related to the borrowing of money, etc.:

•	Reference is hereby made to the Purchase Agreement, dated as of November 26, 2002, between Alliance Laundry Equipment Receivables 2002 LLC, as buyer and Alliance Laundry Systems LLC, as seller; the Pooling and Servicing Agreement, dated as of November 26, 2002, among Alliance Laundry Systems LLC, as servicer and originator, Alliance Laundry Equipment Receivables 2002 LLC, as transferor and Alliance Laundry Equipment Receivables Trust 2002-A, as issuer; the Indenture, dated as of November 26, 2002, by and between Alliance Laundry Equipment Receivables Trust 2002-A, as issuer, and the Bank of New York, as indenture trustee; the Note Purchase Agreement, dated as of November 26, 2002, among Alliance Laundry Equipment Receivables Trust 2002-A, as issuer, the Bank of New York, as indenture trustee, Alliance Laundry Systems LLC, as servicer, Alliance Laundry Equipment Receivables 2002 LLC, as transferor, the Note Purchasers Thereto, Bear Stearns & Co. Inc., as co-administrative agent, MBIA Insurnace Corporation, as co-administrative agent and an agent, and the Other Agents Party Thereto; and all related documents thereto.

•	Reference is hereby made to the Purchase Agreement, dated as of November 28, 2000, between Alliance Laundry Equipment Receivables LLC and Alliance Laundry Systems LLC, in its own capacity and as seller; the Pooling and Servicing Agreement, dated as of November 28, 2000 among Alliance Laundry Systems LLC, as servicer and originator, Alliance Laundry Equipment Receivables LLC, as seller and Alliance Laundry Equipment Receivables Trust 2000-A, as issuer; the Indenture, dated as of November 28, 2000, by and between Alliance Laundry Equipment Receivables Trust 2000-A, as issuer, and the Bank of New York, as indenture trustee; and all related documents thereto.

(a)(vii)

Amended and Restated Guarantee and Collateral Agreement, dated as of August 2, 2002, by and among the Company, Alliance Laundry Systems LLC, and General Electric Capital Corporation.

Reference is hereby made to the Indenture disclosed on the Authorization Schedule.

(a)(viii)

There are no personal property leases for which the annual rental payment exceeds $500,000

(a)(ix)

There are no real property leases for which the annual rental payment exceeds $500,000

(a)(x)

Agreement for Interruptible Natural Gas Transportation Services, dated as of November 5, 1990, by and between Wisconsin Power and Light Company and Speed Queen Co.

Purchase Agreement, dated as of December 21, 2001, by and between IPSO-LSG-NV and Alliance Laundry Systems LLC (Softmount Washer-Extractors).

Material Supply Proposal and Carbon Plate Parts and Pieces 2004 Contract, dated as of December 14, 2003, by and between Ryerson Tull and Alliance Laundry Systems.

Contract, dated as of October 7, 2003, by and between SST and Alliance Laundry Systems.

Letter, dated as of January 29, 2004, accepting terms of MMATS’ Letter, dated as of January 26, 2004.

Agreement, dated as of January 13, 2004, by and between Alliance Laundry Systems—Mariana, FL and SKF USA, Inc.

Supply Agreement, dated as of January 6, 2004, by and between Alliance Laundry Systems and SMC Pneumatics.

Motor Sourcing Agreement, dated as of January 1, 2000, as amended, by and between Emerson Electric Co. and Alliance Laundry LLC.

Contract of Sale, dated as of October 1, 2000, as amended, by and between Exxon Mobil Chemical Company and Alliance Laundry Systems LLC, as amended.

Procurement Agreement, dated as of July 1, 2003, by and between Inland Die Casting Company and Alliance Laundry Systems Group LLC.

Consignment Agreement, dated as of February 27, 2001, by and between Marathon Electric Manufacturing Corporation and Alliance Laundry.

Letter dated as of October 22, 2003, from Pacesetter Steel Service to Alliance Laundry Systems LLC.

Supply Agreement, dated as of April 1, 1998, by and between Pemco Corporation and Alliance Laundry Systems LLC.

Consignment Inventory Agreement, dated as of January 28, 2004, by and between Stuart C. Irby Co. and Alliance Laundry Systems LLC.

Sourcing Agreement, dated as of May 1, 2002, by and between Alliance Laundry Systems and Therm-O-Disc, Inc.

(a)(xi)

Purchase Agreement, dated as of December 21, 2001, by and between IPSO-LSG-NV and Alliance Laundry Systems LLC (Tumbler Dryers).

Supply Agreement, dated as of January 1, 2003, by and among Coinmach Corporation, Super Laundry Equipment Corporation, and Alliance Laundry Systems LLC.

(a)(xii)

None

(a)(xiii)

$80M Sr. Term Loan Hedge Agreement with Lehman Brothers Special Financing, Inc. dated December 12, 2002

CIBC World Markets interest rate cap hedge (INF-11255-480385) to support Alliance Laundry Equipment Receivables Trust 2002-A dated December 2, 2002.

Intellectual Property Schedule

(i)

Patents (and applications therefor):

Alliance Laundry Systems LLC PATENTS

Country	Inventor(s)	Patent No.s	Issue Date	Title
Taiwan		57509	01/12/91

EP	Hossfield	0573166	08/13/97	Washing Machine (same as US # 5,257,516)

AU	Hossfield	660082	09/26/95	Washing Machine (same as US # 5,257,516)

AU	Hossfield et al.	660084	09/26/95	Washing Machine (same as US # 5,249,440 which we abandoned.)

U.S.	Oberley	4,843,745	07/04/89	Press & Method of Making Same

U.S.	Putnam	4,860,791	08/29/89	Strain Relief Clamp for Drain Hose – Washers

U.S.	Putnam	4,934,559	06/19/90	Door Bar Handle for Glass Door of Clothes Dryer

U.S.	Altnau	4,936,421	06/26/90	Conical Spring Braking Mechanism (8-Pc. Brake)

U.S.	Clawson et al.	5,005,383	04/09/91	Washing Machine Motor with High Rotor Resistance

U.S.	Wolfe et al.	5,007,254	04/16/91	Additive Fluid Viewing (indicator of liquid detergent)

U.S.	Altnau, Sr.	5,044,178	09/03/91	Rinse Aid Dispenser (3 pc. compact – snaps together)

U.S.	Wild	5,050,407	09/24/91	Combination Unbalanced Load & Lid Switch Ass’y

U.S	Gill et al.	5,065,535	11/19/91	Indexing System for a Rotary Garment Press

U.S.	Malchow	5,101,645	04/07/92	Suspension System (Pivot & Translation Springs)

U.S.	Malchow	5,361,439	11/08/94	Method & Apparatus For Spinning & Draining

U.S.	Ferguson et al.	5,392,891	02/28/95	Discrimination of Coins Based on Metal Content

U.S.	Hossfield et al.	5,404,986	04/11/95	Method & Apparatus for Discriminating Coins

U.S.	Quandt et al.	5,524,362	06/11/96	Method of Wire Harness to Select Controller Mode

U.S.	Hossfield et al.	5,684,597	11/04/97	Method & Device for Coin Diameter Discrimination

U.S	Mohan et al.	5,692,326	12/02/97	Shirt Pressing Apparatus w/ Moveable Cuff

Alliance Laundry Systems LLC PATENTS

Country	Inventor(s)	Patent No.	Issue Date	Title
U.S.	White et al.	5,782,112	07/21/98	Auto Injection Siphon Break for Washers

U.S.	Ferragut	5,822,819	10/20/98	Ultrasonic Water Level Detection System

U.S.	Roberts et al.	5,850,747	12/22/98	Pressure Vessel Temperat Compensating Compressor

U.S.	Moline et al.	5,879,036	03/09/99	Door Interlock for an Appliance

U.S.	Harris	5,883,802	03/16/99	Energy Usage Controller for an Appliance

U.S.	Kegler et al.	5,946,945	09/07/99	Frame for High Pressure Liquid Gas Storage

U.S.	Mohan et al.	5,970,637	10/26/99	Automatic Shirt Pressing Systems w/ Vacuum Syst

U.S.	Malchow	6,012,307	01/11/00	Controlled Agitation System for Drycleaner

U.S.	Walker	6,021,652	02/08/00	Control Valve w/ Valve Member Position Sensor

U.S.	Walker	6,050,112	04/18/00	Detection of Liquid Level in Sealed Storage Vessel

U.S.	Harris	6,053,541	04/25/00	Auto Safety Lock

U.S.	Malchow et al.	6,070,440	06/06/00	Space-Saving Door Opening / Closing Apparatus

U.S.	Malchow et al.	6,085,935	07/11/00	Quick-Opening Door Apparatus for Filter

U.S.	Roberts et al.	6,182,318	02/06/01	Temperature Compensating Compressor

U.S.	Kegler et al.	6,233,980	05/22/01	Door w/ Self-Aligning, Stress Reduced Locking Lugs

U.S.	Harris et al.	6,237,373	05/29/01	Self-Contained Front Access Lint Panel for Vessel

U.S.	Malchow et al.	6,237,374	05/29/01	Space-Saving Door Opening Apparatus for Vessel

U.S.	McAllister et al.	6,324,771	12/04/01	Perforated Baffle Ribs for Temp. Limiting Air Flow

U.S.	Kegler et al.	6,334,340	01/01/02	Convertible Installation Configuration for CO2 Dry

U.S.	Malchow	6,360,392	03/26/02	Improved Agitation System for CO2 Drycleaner

Alliance Laundry Systems LLC — PATENT APPLICATIONS

Country	Inventor(s)	Application No.	Filing Date	Title
Europe	McAllister, et al	01300671.3/ Patent No. 1123999	01/25/2001	Drying Tumbler With Temperature Limiting Air Flow Bypass Issued 10/27/04

Belgium	McAllister, et al	01300671.3	01/25/2001	Drying Tumbler With Temperature Limiting Air Flow Bypass Issued 10/27/04 (Granted EPC application currently being validated in Belgium)

France	McAllister, et al	01300671.3	01/25/2001	Drying Tumbler With Temperature Limiting Air Flow Bypass Issued 10/27/04 (Granted EPC application currently being validated in France)

Great Britain	McAllister, et al	01300671.3	01/25/2001	Drying Tumbler With Temperature Limiting Air Flow Bypass Issued 10/27/04 (Granted EPC application currently being validated in Great Britain)

Canada	McAllister, et al	2332227	01/25/2001	Drying Tumbler With Temperature Limiting Air Flow Bypass

USA	Stephens	10/315,657	12/10/2002	Vacuum Breaker With Water Leak Containment Device

USA	Kegler, et al	60/478,634	06/13/2003	System & Method for A Testing Fire Suppression System in A Clothes Dryer – (This provisional application is superseded by utility application no. 10/867,259, filed 6/14/04)

USA	Kegler, et al	10/867,259	06/14/2004	System And Method For Testing A Fire Suppression System In A Clothes Dryer

PCT	Kegler, et al	PCT/US04/19040	06/14/2004	System And Method For Testing A Fire Suppression System In A Clothes Dryer

USA	Harris, et al	10/875,002	06/22/2004	Laundry Machine With Malfunction Detection Systems

USA	Schroeder, et al	10/932,726	09/02/2004	Controller for Bridging a Host Computer and Networked Laundry Machines

Canada	Stephens	2451821	12/02/2003	Vacuum Breaker With Leakage Containment Means

Reference is hereby made to the Imonex Services Litigation disclosed on the Litigation Schedule.

P&L Company of Kenwood, Missouri has made a claim against the Company and its Subsidiaries regarding alleged infringement of United States patent 6,464,117. The Company is currently negotiating a settlement of this claim, including an assignment of rights to the Company and its Subsidiaries. The Company currently expects that such settlement would include a one time transfer of equipment with a cost to it of less than $50,000 and no ongoing royalty or other obligations on the part of the Company.

Pursuant to the Settlement Agreement, dated as of December 15, 1999, by and among Goodman Manufacturing Company, L.P., Goodman Holding Company, Amana Company, L.P., Alliance Laundry Holdings LLC, Alliance Laundry Systems LLC, and Bain Capital, Inc., Alliance Laundry Systems LLC has the right (non-exclusive, irrevocable, world-wide, royalty-free, non-transferable, fully paid-up) to use all Amana Intellectual Property (as the term is defined in the Cross License Agreement dated September 10, 1997 between Raytheon Commercial Laundry LLC and Amana Company L.P.) that is within the scope of the Cross License Agreement, for the purposes of competing in all markets.

Internet domain names (and applications therefor):

Domain Name

ajaxpress.com

ajaxpress.info

alliancelaundry.info

alliancels.com

alliancels.net

comlaundry.com

comlaundry.info

huebsch.com

huebschonline.com

huebschonline.info

speed-queen.com

speedqueen.com

unimac.info

uniwash.com

huebsch.info

speedqueen.info

uniwash.info

Registered trademarks and service marks (and applications therefor):

Country	Trademark Description	Application No./ Registration No.	Application/ Registration/ Renewal Date
ARGENTINA	SPEED QUEEN	1421851	2/26/1993
AUSTRALIA	HUEBSCH	324984	12/12/1985
AUSTRALIA	SPEED QUEEN	A124753	9/12/1983
AUSTRALIA	UNIMAC	626329	3/29/1994
AUSTRIA	AJAX	61629	5/31/1998
AUSTRIA	SPEED QUEEN	58023	9/30/1996
BAHRAIN	SPEED QUEEN	TM3733	11/25/1996
BENELUX	AJAX	436924	10/9/1987
BENELUX	HUEBSCH	357323	12/12/1988
BENELUX	SPEED QUEEN	44314	6/24/1989
BENELUX	UNIMAC	456960	3/6/1989
BRAZIL	SPEED QUEEN	0003320952	10/21/1986
BRAZIL	UNIMAC	826477143	5/7/2004
BRAZIL	LAVE RAP	819624446	1/27/1997
CANADA	AJAX	293609	7/8/1983
CANADA	CARDMATE	568534	12/13/1999
CANADA	HUEBSCH	280137	3/31/1983
CANADA	RSPC	278487	3/23/1990
CANADA	UNIMAC	367233	2/27/1989
CHILE	SPEED QUEEN	389438	10/23/2002
CHILE	SPEED QUEEN	546666	8/24/1999
CHILE	LAVE RAP	504638	2/27/1998
TAIWAN (R.O.C.)	SPEED QUEEN	479488	3/16/2000
CHINA (PEOP. R.)	AJAX	856311	9/9/1994
CHINA (PEOP. R.)	SPEED QUEEN	206439	3/30/1994
CHINA (PEOP. R.)	SPEED QUEEN	381326	3/30/1994
CHINA (PEOP. R.)	SPEED QUEEN IN CHINESE CHARACTERS	930161	1/14/1997
CHINA (PEOP. R.)	UNIMAC	860359	8/7/1996
COLOMBIA	SPEED QUEEN	70027	11/5/1989
COLOMBIA	LAVERAP	197525	12/18/1997

COSTA RICA	SPEED QUEEN	34366/33009	11/2/1991
DENMARK	HUEBSCH	3122/1980	8/22/1980
EGYPT	SPEED QUEEN	52262	10/5/1986
FINLAND	UNIMAC	142830	3/5/1996
FRANCE	AJAX	94549085	12/14/1994
FRANCE	AJAX AND DESIGN	94549086	12/14/1994
FRANCE	HUEBSCH	1498023	11/10/1988
FRANCE	SPEED QUEEN	1494832	10/2/1988
FRANCE	UNIMAC	1524684	8/24/1989
GERMANY	AJAX	1129715	10/2/1987
GERMANY	HUEBSCH	DO653588	10/27/1993
GERMANY	SPEED QUEEN	772352	4/8/1963
GERMANY	UNIMAC STYLIZED	1145143	8/24/1989
WEST GERMANY	SPEED QUEEN	653886	9/28/1990
GREECE	AJAX	32296	9/30/1994
GREECE	SPEED QUEEN	59642	9/8/1987
GUATEMALA	SPEED QUEEN IN STYLIZED FORM & UPPE	17951	2/28/1997
HONDURAS	SPEED QUEEN	15680	12/14/1998
HONG KONG	AJAX	305/1965	9/30/1999
HONG KONG	SPEED QUEEN	435/1967	7/9/1987
INDIA	SPEED QUEEN	405479	5/12/1990
INDONESIA	SPEED QUEEN	361875	11/3/1986
IRELAND	SPEED QUEEN	70745	6/27/1987
ISRAEL	SPEED QUEEN	34862	1/12/1993
ITALY	SPEED QUEEN	439969	8/5/1986
ITALY	UNIMAC	601400	7/13/1993
JAMAICA	SPEED QUEEN	B15813	6/18/1992
JAPAN	AJAX	607471	3/25/1993
JAPAN	HUEBSCH & KATAKANA	700440	3/3/1996
JAPAN	SPEED QUEEN	718776	9/5/1996
JAPAN	SPEED QUEEN	1351949	10/31/1998
JORDAN	SPEED QUEEN	14457	3/9/1984
KOREA (SOUTH)	HUEBSCH	76759	6/20/1991
KOREA (SOUTH)	SPEED QUEEN	42330/2002	9/12/2002
KOREA (SOUTH)	UNIMAC	248774	9/4/1992
KUWAIT	SPEED QUEEN	5435	1/8/1993
MALAYA	HUEBSCH	M/89205	1/8/1988
MALAYA	SPEED QUEEN	M/88687	11/19/1987
MEXICO	AJAX	505411	9/8/1995
MEXICO	AJAX	289109	5/17/2002
MEXICO	HUEBSCH	289105	12/8/1991
MEXICO	LAVE RAP	540644	12/10/1996
MEXICO	SPEED QUEEN	240836	4/30/1994
NEW ZEALAND	SPEED QUEEN	37503	4/5/1995
NEW ZEALAND	UNIMAC	235530	3/28//1994
NIGERIA	SPEED QUEEN	31429	9/1/1977
N. PROVINCE/RSA	SPEED QUEEN	461/39/2	4/15/1987
N. PROVINCE/RSA	SPEED QUEEN	461/39/3	4/15/1987

N. PROVINCE/RSA	SPEED QUEEN	461/39/1	4/15/1987
NW PROVINCE/RSA	SPEED QUEEN	461/39/1	4/15/1987
NW PROVINCE/RSA	SPEED QUEEN	461/39/2	4/15/1987
NW PROVINCE/RSA	SPEED QUEEN	461/39/3	4/15/1987
O.A.P.I.	SPEED QUEEN	18899	11/5/1987
PAKISTAN	SPEED QUEEN	109730	2/20/1987
PAKISTAN	SPEED QUEEN	110098	3/19/1991
PANAMA	SPEED QUEEN IN STYLIZED FORM & UPPE	27361	10/20/1991
PARAGUAY	LAVE RAP	199510	1/6/1998
PARAGUAY	SPEED QUEEN	237854	12/31/2001
PERU	LAVE-RAP	10416	4/29/1992
PERU	SPEED QUEEN	10927	11/7/1992
PHILIPPINES	SPEED QUEEN	13931	6/6/1988
SABAH	HUEBSCH	S/027305	1/8/1988
SABAH	SPEED QUEEN	S/027077	11/19/1988
SARAWAK	HUEBSCH	SAR/22596	1/17/1988
SARAWAK	SPEED QUEEN	SAR/22350	11/21/1987
SAUDI ARABIA	SPEED QUEEN	47/56	10/8/1991
SINGAPORE	HUEBSCH	T81/00054Z	1/6/2002
REP OF SO AFRICA	AJAX	3796/64	9/29/1964
REP OF SO AFRICA	HUEBSCH	B6176/78	12/27/1988
REP OF SO AFRICA	SPEED QUEEN	6723/83	9/20/1993
REP OF SO AFRICA	SPEED QUEEN	461/39/1	4/15/1987
REP OF SO AFRICA	SPEED QUEEN	461/39/2	4/15/1987
REP OF SO AFRICA	SPEED QUEEN	461/39/3	4/15/1987
S.W.A./NAMIBIA	SPEED QUEEN	0150/84	3/6/1994
S.W.A./NAMIBIA	SPEED QUEEN	0151/84	3/6/1994
SPAIN	SPEED QUEEN	508897	12/30/1988
SPAIN	UNIMAC	1589365	9/20/1990
SWITZERLAND	AJAX	334587	9/8/1964
SWITZERLAND	HUEBSCH SPEED QUEEN	306061	8/18/1980
SWITZERLAND	SPEED QUEEN	347773	7/4/1986
SWITZERLAND	UNIMAC	391934	7/30/1991
THAILAND	HUEBSCH	436508/KOR125794	12/24/2000
THAILAND	SPEED QUEEN	436509/KOR125795	12/8/2000
THAILAND	UNIMAC	258130/KOR24124	12/29/1993
UN ARAB EMIRATES	SPEED QUEEN	5112	1/15/1994
UNITED KINGDOM	HUEBSCH	B1106325	12/14/1999
UNITED KINGDOM	SPEED QUEEN	B822545	6/10/1996
UNITED KINGDOM	UNIMAC	1375639	3/4/1989
UNITED STATES	AJAX	1500201	8/16/1988
UNITED STATES	CARDMATE	2370970	7/25/2000
UNITED STATES	ECON-O-WASH	1201795	7/20/1982
UNITED STATES	FAST BACK	863105	1/7/1969
UNITED STATES	HORIZON	2439774	4/3/2001
UNITED STATES	HUEBSCH	937549	7/11/1972
UNITED STATES	LOADSTAR	845408	3/5/1968
UNITED STATES	NETMASTER	78/424713	5/25/2004

UNITED STATES	ROUTEMASTER	847837	4/23/1968
UNITED STATES	RSPC	1268908	3/6/1984
UNITED STATES	SEARCHIT	2515079	12/4/2001
UNITED STATES	SPEED QUEEN	353190	12/28/1937
UNITED STATES	SPEED QUEEN IN STYLIZED FORM & UPPE	765440	2/25/1964
UNITED STATES	ULTRA DRY	2334735	3/28/2000
UNITED STATES	UNI WASH	1473932	1/26/1988
UNITED STATES	UNIMAC	1479347	3/8/1988
UNITED STATES	UNIMAT	1479346	3/8/1988
UNITED STATES	VENT-PAK	861021	11/26/1968
URUGUAY	LAVE-RAP	291258	9/18/1997
URUGUAY	LAVE-RAP & LOGO	268660	11/21/1995
URUGUAY	UNKNOWN TRADEMARK	291259	11/12/1996
VENEZUELA	SPEED QUEEN	42880F	1/17/1978

Trademark Application	Application No	Date Filed
NETMASTER	78/424713	05/25/2004

Pursuant to that Settlement Agreement, dated as of December 15, 1999, by and among Goodman Manufacturing Company, L.P., Goodman Holding Company, Amana Company, L.P., Alliance Laundry Holdings LLC, Alliance Laundry Systems LLC, and Bain Capital, Inc., Amana has the right to use the Speed Queen Trademark until September 2012.

Trademark Disclosure: Alliance Laundry Systems LLC does not own the rights to the Speed QueenR Trademark in Canada.

Registered copyrights (and applications therefor): None

License Agreements:

Assignment and Assumption Agreement, dated as of April 25, 1998, by and between Raytheon Commercial Laundry LLC and Alliance Laundry Systems LLC, assigning a License Agreement, dated as of March 26, 1997, by and between Raytheon Appliances, Inc. and Global Technologies, LLC. The License Agreement was previously assigned subject to the Assignment and Assumption Agreement, dated as of September 10, 1997, by and between Raytheon Appliances, Inc. and Raytheon Commercial Laundry, LLC.

License Agreement, dated as of November 7, 1995, by and between McCracken Financial Services, Inc. and Speed Queen Company, and other documents and agreements pertaining thereto (the “McCracken License”).

Recovery Services Agreement, dated as of December 1, 1998, by and between Sunguard Recovery Services LP and Alliance Laundry Systems LLC, as amended.

Software License Agreement, dated as of, by and between SSA Global Technologies, Inc. (Infinium Software) and Alliance Laundry Systems LLC.

Agreement, dated as of February 11, 1999, by and between MMATS, Inc. and Alliance Laundry Systems LLC.

See attached listing of software licenses.

Litigation Schedule

•	Phoenix Insurance Company vs. High County Sales & Service, et al., including Alliance Laundry Systems, Denver, CO, filed 8/19/04. Plaintiff alleges Huebsch tumbler cause of fire.

•	Georgina Perez vs. Alliance Laundry Holdings, Fowler Manufacturing Company, Inc. and Direct Machinery Sales Corp, Circuit Court, Honolulu, Hawaii, filed 6/15/04. Plaintiff alleges personal injury from commercial dryer.

•	Leedy, et al. v. Scarlet Red and Snow White, et al., 1/26/04, Hawaii, filed 1/26/04. Plaintiff alleges she was sprayed with scalding water from washer-extractor.

•	Emerson Porter v. Robert Shaw Controls Company d/b/a Invensys and Maytag Corporation, Collin County Court, State of Texas, filed 8/8/03. Plaintiff alleges washer overflowed causing property damage.

•	Jazmar Bennett, et al. vs. Bermil Industries Corporation; Fun Wash Laundry Centers, Inc., Little Rock, Arkansas, filed 12/13/02. Plaintiff alleges tumbler cause of fire.

•	Allstate Insurance Company vs. Alliance Laundry Systems LLC, et al., Austin, Texas, filed 12/3/01. Plaintiff alleges washer cause of water damage.

•	Marly Millard vs. Alliance Laundry Systems LLC and USA Clean f/k/a Frontier Supply & Equip, County of Onondaga, New York, filed 2/21/01. Plaintiff alleges arm injuries caused by tumbler.

•	Daniel Griggs et al. v. Asbestos Defendants (BHC), et al., including Alliance Laundry Systems, Superior Court of San Francisco County, California, filed 1/14/03. Plaintiff has sued numerous defendants (including one of the Company’s subsidiaries) alleging exposure to asbestos from a range of equipment.

•	Vincent Tebo vs. Asbestos Defendants (BHC), et al., including Alliance Laundry Systems, Superior Court of San Francisco County, California, filed 4/13/04. Plaintiff has sued numerous defendants (including one of the Company’s subsidiaries) alleging exposure to asbestos from a range of equipment.

•	Ayers/Healy, et al. vs. ACandS., Inc. et al., including Alliance Laundry Systems, Superior Court of Orange County, California, filed 7/30/01. Plaintiff has sued numerous defendants (including one of the Company’s subsidiaries) alleging exposure to asbestos from a range of equipment.

•	Minnie Massucci and Peter Massucci vs. Asbestos Defendants, et al, including Alliance Laundry Systems LLC, Supreme Court of the State of New York, County of New York, filed 10/15/04. Plaintiff has sued numerous defendants (including one of the Company’s subsidiaries) alleging exposure to asbestos from a range of equipment.

•	Pemco Insurance Co. vs. Sears, Roebuck and Company, Superior Court of King County, State of Washington, filed 11/18/02. Plaintiff alleges property damage from washer.

•	Emma Roman vs. Speed Queen, Inc., Heartland Equipment Systems, Inc. and Raytheon, Inc., Circuit Court of Cook County, Illinois, filed 10/29/02. Plaintiff alleges personal injury from tumbler.

•	Evelyn Salazar v. Uni-Wash, Uni-Mac, Alliance Laundry Systems, Raytheon Commercial Laundry LLC, Raytheon Company, Fowler Equip., et al., Superior Court of Morris County, New Jersey, filed 8/29/02. Plaintiff alleges eye injury from washer-extractor.

•	Van Cuttsem Witamer (Belgium), Brussels, filed 6/21/02. Plaintiff alleges tumbler cause of fire.

•	Earlene Pitts vs. Alliance Laundry Systems LLC, Ajax Finishing Equipment, et al., Judicial Court, State of Michigan, filed 12/30/02. Plaintiff alleges personal injury for Ajax pressing machine.

•	Bernice E. Lewis vs. Ajax Presses, et al., including American Laundry Machinery, Circuit Court of City of Richmond, Virginia, filed 9/8/04. Plaintiff alleges injury to arm from Ajax Press.

•	Amelia Cervantes; Juliana Avila, a minor by and through her Guardian Ad Litem Amelia Cervantes vs. Speed Queen, Inc.; PWS, Inc., K.B. Management Co.; Coin Laundry and Does 1 through 100, Inclusive, Los Angeles Superior Court - Long Beach, California. Plaintiff alleges personal injury when she fell into a Speed Queen washer.

•	Imonex Services Inc. vs. W.H. Munszprufer, Dietmar Trenner g.m.b.H, Alliance Laundry Systems et al., United States District Court for the Eastern District of Texas, Marshall Division, filed 4/25/02. Plaintiff alleges patent infringement.

•	See the P&L Company matter disclosed on the Intellectual Property Schedule.

•	Salvador Dipp and Nilda Perez v. Alliance Laundry Systems and Edward Smith. Court File No. 2002012364CA01, Dade Circuit Court, Florida-Civil. Plaintiffs sued to be release from amounts owed to Alliance.

Employee Benefits Schedule

(a)	Pension Plans and Welfare Plans

Alliance Laundry Systems Pension Plan

Alliance Laundry Systems Capital Appreciation Plan

Alliance Laundry Systems LLC Delta Dental Plan (Wisconsin and other - 58760 non union, 58761 Union)

Assurant Dental Plan (Florida - 6149)

Alliance Laundry Systems LLC Group Long Term Disability Plan (Unum - 29197G)

Alliance Laundry Systems LLC Group Life (Unum - 29197G)

Alliance Laundry Systems LLC Accidental Death and Dismemberment Plan (Unum - GRS03024)

Alliance Laundry Systems Travel Accident Insurance Plan (AIG – GTP8054608A)

Alliance Laundry Systems Short-Term Disability Plan

Alliance Laundry Systems LLC Group Medical Plan (Wausau – Wisconsin, Florida and all other Non-union)

Alliance Laundry Systems LLC Group Medical Plan (Network Health – Wisconsin union)

Alliance Laundry Systems LLC Educational Assistance Policy

Vision Care (Florida – VS2116)

Vision Insurance Plan of America (Non-Florida vision care)

Supplemental Employee Benefit Plan Disclosure

Alliance Laundry Holdings LLC Nonqualified Deferred Compensation Plan

2004 Management Bonus Plan

The 2004 Management Bonus (aka Metric Plan) Plan is calculated on the attainment of credit agreement EBITDA based on the bank plan used for the August 2002 senior credit facility. There are approximately 32 participants. At bank plan credit agreement EBITDA, the bonuses are paid at 100%. The payout is enhanced by 10% of any excess over the target EBITDA, and the management bonus can be paid out at up to 153.6% of the target bonus. Similarly, the bonus level would decrease if the EBITDA target is not met to as low as 44.6%. The payout at bank plan EBITDA is approximately $950,000 and is approved annually by the Board of Managers’ compensation committee.

2004 Subjective Bonus Plan

The 2004 Subjective Bonus Plan is a flat dollar pool. It is decided in January following the end of the calendar year which employees receive a subjective bonus under this plan. Employees who receive a bonus under the Management Bonus Plan noted above are not eligible to receive a bonus under this plan. In 2003 there were approximately 61 participants and the dollar pool was $185,200 split between the participants. It is anticipated that 2004 would be similar.

2002 Management Bonus Plan

Pursuant to letter agreements, dated February 14, 2003, Alliance Laundry Systems LLC has a remaining payout from the 2002 Management Bonus Plan for the executive staff and two other senior managers. The final payout will be paid in January of 2005. The total on this remaining bonus payout is $232,000.

(d)	Multi-employer Plans: None

Supplemental Disclosure: The Company and its Subsidiaries are currently expanding the use of Health Reimbursement Accounts similar to, but not the same as, the HRA Plan used by the union employees in Ripon, to include all employees effective January 1, 2005.

Insurance Schedule

Type of Coverage	Insurer	Policy Limit
Workers Compensation	Sentry	$1M each accident, $1M disease (policy limit) $1M disease (each employee and policy limit) $1,245,000 Collateral (Letter of Credit) requirement
General/Products Liability	Sentry	$2M General Aggregate - other than Comp. Oper $2M Products - Comp. Operations $2M Personal/Advertising Injury $2M each occurrence BI and PD $100K Fire Damage per fire $10K Medical per person
Auto Liability (includes phy. damage)	Sentry	$1M CSL, BI and PD per accident $5K Medical per person, Uninsured and Underinsured rejected where allowed or State statutory minimum
International General Liability and Product Liability	Great Northern (Chubb)	$2M/occurrence $2M General Aggregate $2M Products - Comp. Operations Aggregate $2M Personal/Advertising Injury $100K Property Damage to Rented Premises $10K Medical per person
Umbrella/Excess Liability (includes Domestic and Int’l Coverage)	National Union Fire Insurance Co (AIG)	$25M per occurrence $25M General Aggregate $25M Products Comp. Oper. Agg.
Umbrella/Excess Liability	Ohio Casualty Group	$25M each occurrence excess of $25M $25M General Aggregate
Umbrella/Excess Liability	St. Paul	$25M per occurrence excess of $50M $25M General Aggregate
Umbrella/Excess Liability - Punitive Dam	Starr Excess Liability Insurance Intl. Ltd.	$25M per occurrence $25M Aggregate
US Property	Liberty Mutual	$187.6 Blanket Real and Personal Property, see policy for other limits
US Property (Rental Property)	Liberty Mutual	$500K liability, see policy for other limits

Type of Coverage	Insurer	Policy Limit
Aircraft Hull & Liability	United States Aircraft Ins. Group	$75M/occurrence BI/PD $50K medical each person $25M each occurrence and aggregate for personal injury $1.75M Aircraft Damage
Travel Accident	AIG Life Insurance Company	$250K/Eligible Employee Class I $100K/Eligible Employee Class II and Class IV $50K/Eligible Employee Class III $5M per air accident aggregate
Directors & Officers (includes Employment Practices)	National Union Fire Insurance Co (AIG)	$20M ($55M Potential Excess coverage)
Fiduciary Liability	National Union Fire Insurance Co (AIG)	$10M
Fidelity/Crime	National Union Fire Insurance Co (AIG)	$5M/loss $100K Credit Card Forgery Coverage
Ocean Cargo	Indemnity Insurance Company of North America	$2.5M /conveyance $100K/conveyance foreign inland transit vessel/air/inland/whse $750K/Australian Warehouse Aggregate $500K/ any one unnamed warehouse
Employment Practices Liability	National Union Fire Insurance Co (AIG)	$5M sublimit for EPL
Kidnap & Ransom	National Union Fire Insurance Co (AIG)	$3M/occurrence Unlimited Aggregate
Environmental	Illinois Union Insurance Company (ACE)	$10M/occurrence $10M Aggregate

Compliance Schedule

Although the Alliance Laundry Holdings LLC Nonqualified Deferred Compensation Plan is compliant with existing laws and regulations, it will not be in compliance with certain recent legislation regarding deferred compensation plans that takes effect on January 1, 2005. The Company intends to freeze this plan given the recent legislation.

Environmental Compliance Schedule

Ripon, Wisconsin

1.	The Company has, since 1995, conducted investigation and remediation activities with respect to certain conditions of contamination at the facility located in Ripon, Wisconsin (“Ripon Facility”) at the direction of the Wisconsin Department of Natural Resources (“WDNR”). Final WDNR closure with respect to the remediation has not yet been achieved and is expected to include the imposition of deed restrictions on the property.

2.	The Ripon Facility is listed on the Wisconsin Spills database due to a 1999 release of alkaline wash water.

3.	Twelve underground storage tanks (“USTs”) have been historically used on-site at the Ripon Facility for the storage of fuel oil, washer transmission oil, and motor fuels. Four of these tanks were removed in July 1987 and the remaining eight tanks were abandoned in place between July 1987 and August 1990. WDNR has not issued “no further action” or closure determinations with regard to these tanks.

4.	The Ripon Facility was contacted in February 1995 by the city water utility regarding the presence of hydrocarbons and chlorinated volatile organic compounds (“VOCs”) in a water supply well located three blocks east of the Facility. The well has been taken out of service and the utility has investigated other local sources as potential sources of the well contamination.

5.	Two facilities near the Ripon Facility, the Mobil bulk oil storage facility immediately north of the facility and the Flood Mobile Home Park less than one quarter of a mile north of the facility, are listed on the Wisconsin Leaking UST (“LUST”) database. According to the ENVIRON investigation conducted in 2002, the Mobil bulk oil storage facility may have affected groundwater at the Ripon Facility.

Marianna, Florida

1.	Groundwater contamination, including volatile organic compounds (“VOCs”), is present at the facility located in Marianna, Florida (“Marianna Facility”). The contamination was identified in 1994. Cowen Holding Liquidation Trust (“CHLT”), a former site operator, has been conducting a remediation of the contamination. To the Company’s knowledge, a “no further action” determination or other final closure of this matter has not been received from the state agency.

2.	In July 2002, 55 gallons of synthetic cutting fluid were spilled onto a partially paved and partially soil covered area at the Marianna Facility. Certain contaminated soils were excavated and disposed of off-site, but residual contamination may remain at the Facility.

3.

At least six USTs were historically used to store petroleum products at the Marianna Facility. Soil sampling conducted in connection with the removal these six USTs in 1995 and 1996 identified contamination in the vicinity of five of these USTs. Contaminated soil was excavated and remediated and state or local agency closure was obtained for all six removed

USTs. Closure of the contamination in the vicinity of one tank required a restrictive covenant to be placed on the property deed to prevent the use of site groundwater for potable purposes or the development of the site for agricultural, recreational, or educational purposes.

4.	Contamination was identified in an onsite retention pond that was used until 1994 for the discharge of washer-extraction testing water. Certain remedial activities were conducted by CHLT in 1997, and the Florida Department of Environmental Protection issued a no further action letter for the contamination associated with the pond.

5.	Two leaking USTs associated with the municipal airport are located one-half mile to the north of the Marianna Facility. Additionally, the Florida Airmotive facility located at 1200 Industrial Park Drive is listed on the Comprehensive Environmental Response, Compensation, and Liability Information System (“CERCLIS”) database.

Affiliated Transactions Schedule

Advisory Agreement, dated as of May 5, 1998, by and between Alliance Laundry Systems LLC and Bain Capital, Inc.*

Reference is hereby made to the May 5, 1998 promissory notes, May 5, 1998 deferred compensation agreements disclosed under (iii) of the Contracts Schedule; the May 5, 1998 executive unit purchase agreements, August 1, 2003 executive purchase agreements and February 24, 2004 executive unit repurchase agreements disclosed under (iv) of the Contracts Schedule; and the employment agreement dated May 5, 1998, as amended and the May 4, 1998 termination letters disclosed under (v) of the Contracts Schedule.

Reference is hereby made to the 2004 management bonus plan, and the 2002 management bonus plan disclosed on the Employee Benefits Schedule.

Registration Rights Agreement, dated as of May 5, 1998, by and among Alliance Laundry Holdings LLC and the Securityholders.*

Securityholders Agreement, dated as of May 5, 1998, by and between Alliance Laundry Holdings LLC and the Securityholders, as amended.*

Amended and Restated Limited Liability Company Agreement, dated as of May 5, 1998, of the Company, as the same has been amended or modified from time to time.

Agreement, dated as of February 24, 2004, by and among the Company, TCW Shared Opportunity Fund IV, L.P., TCW Shared Opportunity Fund IVB, L.P., TCW Shared Opportunity Fund III, L.P., TCW SHOP III Subsidiary Investment, Inc., TCW SHOP IV Subsidiary Investment, Inc., Sankaty Alliance Corp., Sankaty High Yield Partners II, L.P., and Sankaty Credit Opportunities, L.P. *

*	= to be terminated at or prior to the Closing, to the extent not otherwise terminated by the Purchase Agreement.

Powers of Attorney Schedule

Powers of Attorney:

Limited Power of Attorney Form 2848, dated October 27, 2004, granted to Mary Rath, Payroll Supervisor and Robert T. Wallace, VP-Corporate Controller to file and pay employment taxes on behalf of Alliance Laundry Systems LLC

Limited Power of Attorney are granted to the following freight forwarders (import and export) to authorize import and export documents:

Freight Forwarder	Power of Attorney Effective Date
Phoenix International Freight Services, Ltd.	03/24/2004
Kuehne & Nagel, Inc	10/24/2004
ABX Logistics (USA) Inc.	03/09/2004
Concordia International Forwarding Corporation	12/15/2003
Schenker International	02/02/2000
Rohde & Liesenfeld, Inc.	03/10/2000
Hellmann International Forwarders Inc.	05/15/1998
Cheetah Express Inc.	03/19/2003
Universal Forwarding Overseas LTD	03/22/2002
Chase, Leavitt (CHB), Inc.	10/31/2000
Eagle Global Logistics	03/10/2000
Expeditors International of Washington Inc	02/03/2000
O’Neill & Whitacker, Inc.	06/25/1998
Fritz Companies, Inc.	05/15/1998
BAX Global	05/15/1998
United Parcel Service	01/22/1999
C. H. Powell Company	01/15/1999
M.E. Dey & Co., Inc.	07/23/1998
Geologistics	09/14/1999
DHL	Not Available
Federal Express	Not Available

Limited Power of Attorney are granted to the following entities to register patents and trademarks of the Company and its Subsidiaries:

Country	Entity Holding Power of Attorney
Argentina	Marval, O’Farrell & Mairal

Brazil	Bhering Advogados

Peoples Rep of China	Ccpit Patent & Tradmark Law

Jeekai & Partners

Shanghai Patent & Trademark

Costa Rica	Victor Vargas Valenzuela

France	Cabinet Beau De Lomenie

India (Opposition)	Remfry & Sagar

Japan	Kimura, Sasaki & Partners

South Korea	S.Y. Cha Patent Office

Mexico	Uhthoff, Gomez Vega & Uhthoff

Namibia	Adams & Adams

OAPI	African Intellectual Property Cabinet Cazenave

Pakistan	Vellani & Vellani

Panama	Benedetti & Benedetti

Sabah	Drew & Napier Llc

Sarawak	Drew & Napier Llc

South Africa	Adams & Adams

Switzerland	Dr. Lusuardi Ag

E. Blum & Co.

A. W. Metz & Co. Ag

Thailand	Domnern Somgiat & Boonma

United Arab Emirates	Saba & Co.

Venezuela	Bolet & Terrero

Bank Accounts:

Bank:	Account Number:	Authorized Signatories:
LaSalle Bank N.A.	5800119751	Robert T. Wallace, Bruce P. Rounds, Jeffrey E. Thoms, Susan Maki, Pete Toonen

	5800119520	Robert T. Wallace, Bruce P. Rounds, Jeffrey E. Thoms, Susan Maki, Pete Toonen

	5590026497	Robert T. Wallace, Todd Kaull, Jeffrey E. Thoms, Susan Maki, Tim Sabatke

	5590026489	Robert T. Wallace, Bill Przybysz, Rick Pyle, Romas Matulionis

M&I Central State Bank	23837924	Robert T. Wallace, Bruce P. Rounds, Jeffrey E. Thoms

	00040-11271	Robert T. Wallace, Bruce P. Rounds, Jeffrey E. Thoms, Mary Rath

U.S. Bank	112520473	Bruce P. Rounds, Jeffrey E. Thoms

The Bank of New York	970000	Bruce P. Rounds, Jeffrey E. Thoms

	970001	Bruce P. Rounds, Jeffrey E. Thoms

	970002	Bruce P. Rounds, Jeffrey E. Thoms

	977880	Bruce P. Rounds, Jeffrey E. Thoms

	977881	Bruce P. Rounds, Jeffrey E. Thoms

	977883	Bruce P. Rounds, Jeffrey E. Thoms

The Bank of America	86662-13357	Bruce P. Rounds, Jeffrey E. Thoms

	86668-13359	Bruce P. Rounds, Jeffrey E. Thoms

	81886-03612	Bruce P. Rounds, Jeffrey E. Thoms

	86660-13358	Bruce P. Rounds, Jeffrey E. Thoms

	86665-13360	Bruce P. Rounds, Jeffrey E. Thoms

ABN AMRO Bank N.V., Brussels, Belgium	723-5402920-66	Bruce P. Rounds, Jeffrey E. Thoms

Customer and Suppliers Schedule

Customers:

Top 10 Customers of 2003

No.	Customer	Annual Net Revenues
1	Coinmach Corporation	$40,658,590
2	PWS Inc of CA	$16,191,027
3	Metropolitan Ldry Mach of NY	$6,964,886
4	LSG	$4,827,062
5	Aaxon Laundry Equipment of FL	$4,590,752
6	Yankee Equip Systems of NH	$4,117,171
7	Coin-O-Matic Equip Corp of IL	$3,728,213
8	Aadvantage Laundry Systems of TX	$3,618,558
9	Primus NV	$3,588,936
10	Scott Equipment Inc of TX	$3,583,101

Suppliers:

Top 10 Suppliers of 2003.

No.	Supplier:	Annual Purchase$ Volume
1	Ryerson Tull Inc. Co.	$9,920,140
2	EGO North America	$8,035,471
3 *	Coilplus Illinois Inc	$6,849,719
4	Emerson Appliance Motor Div	$6,155,375
5	Marathon Electric Mfg Co	$3,968,619
6	Danaher Motion (formerly known as ELMO)	$3,813,065
7	Stuart C. Irby Co.	$2,656,488
8 *	Straightline	$2,222,507
9	Invensys Appliance Controls	$1,897,665
10	WH Munzprufer	$1,844,335

*	Supplier Disclosure: Coilplus and Straightline were replaced with Pacesetter in 2004.

Conduct of Business Schedule

See item (i) on the Developments Schedule.

Permitted Liens Schedule

1. All Liens granted or in effect pursuant to (i) the Senior Credit Facility, (ii) the 2000 Term Securitization (referred to on the Contracts Schedule), and (iii) the 2002 Securitization Facility (referred to on the Contracts Schedule).

1. UCC #40365777 filed 1/21/04 in Delaware lists Alliance Laundry Systems LLC as debtor and Mazak Corporation as secured party. The collateral is “One mazak VTC300CKY SN#163614.”

2. UCC #0192453 filed 2/7/00 in Wisconsin lists Alliance Laundry Systems LLC as debtor and Newcourt Technologies Corporation as secured party. The collateral is computer equipment and software. This UCC was assigned first to Varilease Technology Group, Inc. on 9/26/02 (UCC #020017300516) and then CIT Technologies Corporation on 7/18/03 (UCC #030011986530).

3. UCC #030007585025 filed 5/7/03 in Wisconsin lists Alliance Laundry Systems LLC as debtor, and Straightline Source, a division of United States Steel Corporation, as secured party. The collateral is any and all coils, cut sheets, or any other steel product inventory now or hereafter delivered by Straightline to Alliance. UCC #030013239119, filed 8/11/03 in WI lists Alliance Laundry Systems as debtor and Straightline Source, a division of United States Steel Corporation, as secured party. The collateral is any and all steel coils, cut sheets and/or other steel product inventory now or hereafter delivered by Straightline to Alliance.*

4. UCC #030017684127 filed 10/27/03 in Wisconsin lists Alliance Laundry Systems LLC as debtor and Amada America, Inc. as secured party. The collateral is one Amada programming software package, Model PEU WIN DRIP, complete with all attachments and accessories.

*	The Company intends to terminate this Lien as soon as it is able.